Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the “Amendment”) is made as of this 31st day of January, 2019, by and among HANDY & HARMAN GROUP LTD., a Delaware corporation, SPH GROUP HOLDINGS LLC, a Delaware limited liability company, STEEL EXCEL INC., a Delaware corporation, API AMERICAS INC., a Delaware corporation, IGO, INC., a Delaware corporation (collectively, the “US Borrowers” and each individually, a “US Borrower”), CEDAR 2015 LIMITED, a private limited company incorporated in England and Wales (“UK Borrower” and together with US Borrowers, the “Borrowers” and each individually, a “Borrower”), each of the Guarantors listed on the signature pages hereto (each, a “Guarantor” and collectively, the “Guarantors”) and collectively with Borrowers, the “Loan Parties” and each is individually referred to herein as a “Loan Party”), the financial institutions which are named on the signature pages hereto as lenders (collectively, the “Lenders” and each is individually referred to as a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent (PNC, in such capacity, the “Administrative Agent”) and in its capacity as a Lender.

BACKGROUND

A.	On November 14, 2017, the Borrowers, Guarantors, Lenders and Administrative Agent entered into a Credit Agreement to reflect certain financing arrangements between the parties thereto (as amended, modified, renewed, extended, replaced or substituted from time to time, most recently by this Amendment, the “Credit Agreement”). All capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

B.	The Borrowers have requested, inter alia, that (i) the Lenders make a $200,000,000 term loan to the Borrowers, the proceeds of which shall be used to repay a portion of the Revolving Credit Loans and effectuate a corresponding $200,000,000 reduction in the Revolving Credit Commitments, such that the resulting Revolving Credit Commitment shall be in the amount of $500,000,000, (ii) the Maximum Leverage Ratio covenant be increased to 4.25:1 with a step-up to 4.50:1 for the four fiscal quarters following a Material Acquisition and (iii) the threshold for gross consideration corresponding to a Material Acquisition be reduced to $75,000,000.

C.	The Administrative Agent and the Lenders have agreed, subject to the terms and conditions set forth in this Amendment, to amend certain terms and provisions of the Credit Agreement to include the foregoing Borrower requests as well as (i) the elimination of the Net Leverage Ratio covenant, (ii) the replacement of all references to “Net Leverage Ratio” contained in the Loan Documents with the Leverage Ratio and (iii) the modification to the Pricing Grid reflected on Schedule 1.1(A) to the Credit Agreement.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendments to Credit Agreement.

(a) The Credit Agreement (excluding all Schedules and Exhibits thereto) is hereby amended as set forth on Annex A attached hereto, with text indicated as ~~strikeouts~~ representing text to be deleted from the Credit Agreement in each applicable provision of the Credit Agreement as shown on such Annex A, and with text indicated as bold and double underlined representing text to be added to the Credit Agreement in each applicable provision of the Credit Agreement as shown on such Annex A.

(b) Exhibit 8.3.3 to the Credit Agreement is hereby amended and restated in its entirety with the Exhibit 8.3.3 attached hereto as Annex B.

(c) Exhibit 2.11 to the Credit Agreement is hereby amended and restated in its entirety with the Exhibit 2.11 attached hereto as Annex C.

(d) A new Exhibit 1.1(N)(3) to the Credit Agreement is hereby added thereto as attached hereto as Annex D.

2. Schedules to the Credit Agreement.

(a) Schedules 1.1(A) and 1.1 (B) to the Credit Agreement shall hereby be amended and restated in their entirety with the corresponding schedules in Annex A hereto; provided that any reference in the Credit Agreement or any other Loan Document to any such amended and restated schedule being as of the Closing Date shall be deemed to be a reference to being as of the Effective Date (as defined below).

3. Representations and Warranties. Each Loan Party hereby:

(a) reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b) reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Loans, Obligations and other liabilities of Loan Parties to Administrative Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Administrative Agent and Lenders;

(c) represents and warrants that no Potential Default or Event of Default has occurred and is continuing under any of the Loan Documents;

(d) represents and warrants that since December 31, 2017, no event or development has occurred which has had or is reasonably likely to have a Material Adverse Change;

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(e) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, and all related agreements, instruments, and documents to which such Loan Party is a party, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment, and any related agreements, instruments or documents on its behalf were similarly authorized and empowered, and that neither this Amendment, or any related agreements, instruments, or documents contravenes any provisions of its Articles of Incorporation or Certificate of Formation, as applicable and Bylaws or Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(f) represents and warrants that this Amendment, and all assignments, instruments, documents, and agreements executed and delivered by such Loan Party in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

4. Confirmation of Indebtedness. Loan Parties confirm and acknowledge that as of the close of business on January 29, 2019, Borrowers were indebted to Administrative Agent and Lenders under the Credit Agreement in the aggregate principal amount of $497,529,565.02 for the Revolving Credit Loans, without any deduction, defense, setoff, claim or counterclaim, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents.

5. Acknowledgment of Guarantors. Each Guarantor hereby covenants and agrees that the Continuing Agreement of Guaranty and Suretyship (US Guarantied Obligations) and the Continuing Agreement of Guaranty and Suretyship (UK Obligations), both dated November 14, 2017, as amended, restated, reaffirmed, supplemented and otherwise modified from time to time, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers and each other Guarantor to Administrative Agent and Lenders under the Credit Agreement and the other Loan Documents.

6. Fees. Upon the effectiveness of this Amendment, Borrowers shall pay to the Administrative Agent the following fees, each of which shall be fully earned and payable on the Effective Date:

(a) Borrowers shall pay to Administrative Agent, for the benefit of the Lenders approving this Amendment (each, an “Approving Lender”), a non-refundable amendment fee (“Amendment Fee”) in an aggregate amount equal to $525,000, representing a 7.5 basis point fee based on each Approving Lender’s respective Commitment.

7. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon (the “Effective Date”) the satisfaction of each of the following conditions (all documents to be in form and substance reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel):

(a) Administrative Agent shall have received this Amendment duly executed by Lenders and all Loan Parties;

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(b) Administrative Agent shall have received each of the agreements and documents (all fully executed, as applicable) listed on the Closing Checklist attached hereto as Exhibit A;

(c) Payment of (i) the Amendment Fee and (ii) the fees and expenses described Section 8 below incurred through the Effective Date;

(d) After giving effect to this Amendment, no Potential Default or Event of Default shall have occurred and be continuing;

(e) The representations and warranties set forth herein must be true and correct in all material respects; and

(f) Execution and/or delivery of all other agreements, instruments and documents requested by Administrative Agent to effectuate and implement the terms hereof.

8. Payment of Expenses. Loan Parties shall pay or reimburse Administrative Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

9. Reaffirmation of the Loan Documents. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all other of the other Loan Documents, are hereby reaffirmed and shall continue in full force and effect as therein written.

10. Release. As further consideration for Administrative Agent’s and Lenders’ agreement to grant the accommodations set forth herein, each Loan Party hereby waives and releases and forever discharges Administrative Agent and Lenders and their respective officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that Loan Parties, or any of them, may have against Administrative Agent or Lender arising out of or relating to the Obligations, this Amendment or the other Loan Documents, other than any liability, damage, claim, loss or expense as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender.

11. Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

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(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e) This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	US BORROWERS
SPH GROUP HOLDINGS LLC
By: Steel Partners Holdings GP Inc., its Manager

	By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer

STEEL EXCEL INC.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Vice President & Chief Financial Officer

API AMERICAS INC.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Authorized Signatory

HANDY & HARMAN GROUP LTD.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Senior Vice President

IGO, INC.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Authorized Signatory

UK BORROWER
CEDAR 2015 LIMITED

By:	/s/ Jack L. Howard
Name:	Jack L. Howard
Title:	Director

Signature Page to Third Amendment to Credit Agreement

GUARANTORS:	STEEL PARTNERS HOLDINGS L.P.
By: Steel Partners Holdings GP Inc., its General Partner

	By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer

SPH GROUP LLC
By: Steel Partners Holdings GP Inc., its Managing Member

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Chief Financial Officer

WEBFINANCIAL HOLDING LLC
By: WebFinancial Holding Corporation, its Managing Member

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Chief Financial Officer

DGT HOLDINGS CORP. STEEL SERVICES LTD. WEBFINANCIAL HOLDING CORPORATION

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Chief Financial Officer

WEBBANK HOLDING CORP.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Authorized Signatory

Signature Page to Third Amendment to Credit Agreement

BAIRNCO, LLC

BASIN WELL LOGGING WIRELINE SERVICE INC.

BLACK HAWK ENERGY SERVICES LTD.

HANDY & HARMAN

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

HANDY & HARMAN INTERNATIONAL, LTD.

HANDY & HARMAN OF CANADA, LIMITED

HANDY & HARMAN TUBE COMPANY, INC.

HANDYTUBE CORPORATION

INDIANA TUBE CORPORATION

JPS COMPOSITE MATERIALS CORP.

JPS INDUSTRIES HOLDINGS LLC

KASCO, LLC

LUCAS-MILHAUPT, INC.

LUCAS-MILHAUPT WARWICK LLC

MEX HOLDINGS LLC

MTE CORPORATION

OMG, INC.

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

ROGUE PRESSURE SERVICES LTD.

SL DELAWARE HOLDINGS, INC.

SL INDUSTRIES, INC.

SL MONTEVIDEO TECHNOLOGY, INC.

SL POWER ELECTRONICS CORPORATION

SLMTI DS LLC

STEEL ENERGY SERVICES LTD.

SUN WELL SERVICE, INC.

WHX CS CORP.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Senior Vice President

BASEBALL HEAVEN INC. STEEL SPORTS INC.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Vice President

Signature Page to Third Amendment to Credit Agreement

API (USA) HOLDINGS LTD.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Authorized Signatory

ATLANTIC SERVICE COMPANY, LIMITED

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Treasurer

Dunmore International Corp.

By:	/s/ Douglas B. Woodworth
Name:	Douglas B. Woodworth
Title:	Treasurer

Signature Page to Third Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Bryan Flory
Name:	Bryan Flory
Title:	Vice President

Signature Page to Third Amendment to Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:	/s/ Douglas Moore
Name:	Douglas Moore
Title:	Senior Vice President

Signature Page to Third Amendment to Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Steve Curran
Name:	Steve Curran
Title:	Director

Signature Page to Third Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Melinda A. White
Name:	Melinda A. White
Title:	SVP

Signature Page to Third Amendment to Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Sharona Yen
Name:	Sharona Yen
Title:	Banking Office

Signature Page to Third Amendment to Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Michael Kraftoli
Name:	Michael Kraftoli
Title:	Principal

Signature Page to Third Amendment to Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Nikhol Madhok
Name:	Nikhol Madhok
Title:	Authorized Signatory

Signature Page to Third Amendment to Credit Agreement

SANTANDER BANK, N.A., as a Lender

By:	/s/ Brian Haughney
Name:	Brian Haughney
Title:	SVP

Signature Page to Third Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marc Evans
Name:	Marc Evans
Title:	Vice President

Signature Page to Third Amendment to Credit Agreement

TD BANK, N.A., as a Lender

By:	/s/ Joseph C. Premant Jr.
Name:	Joseph C. Premant Jr.
Title:	Vice President

Signature Page to Third Amendment to Credit Agreement

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ James Riley
Name:	James Riley
Title:	Senior Vice President

Signature Page to Third Amendment to Credit Agreement

Annex A

(See Attached)

DEAL CUSIP: 78469LAC7

REVOLVER CUSIP: 78469LAD5

Annex A to ~~Second~~Third Amendment

$~~700,000,000~~500,000,000 REVOLVING CREDIT FACILITY

$200,000,000 TERM LOAN

CREDIT AGREEMENT

by and among

SPH GROUP HOLDINGS LLC

STEEL EXCEL INC.

API AMERICAS INC.

HANDY & HARMAN GROUP LTD.

IGO, INC.

as US Borrowers,

CEDAR 2015 LIMITED

as UK Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

PNC CAPITAL MARKETS LLC

CITIZENS BANK, N.A.

SUNTRUST ROBINSON HUMPHREY, INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers,

PNC CAPITAL MARKETS LLC
CITIZENS BANK, N.A.

SUNTRUST BANK

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

and

BRANCH BANKING AND TRUST COMPANY

FIFTH THIRD BANK

ROYAL BANK OF CANADA,

as Documentation Agents

Dated as of November 14, 2017

TABLE OF CONTENTS

Page

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions		1
	1.2	Construction		46
	1.3	Accounting Principles; Changes in GAAP		46
	1.4	Currency Conditions		47
	1.5	Limitation on Liability of UK Borrower and UK Guarantors		47
	1.6	Limitation on Liability of iGo		48
	1.7	Quebec Interpretation		49
2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			49
	2.1	Revolving Credit Commitments		49
		2.1.1	Revolving Credit Loans; Optional Currency Loans	49
		2.1.2	Reserved	50
		2.1.3	Swing Loan Commitment	50
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans		50
	2.3	Commitment Fees		50
	2.4	Termination or Reduction of Revolving Credit Commitments		51
	2.5	Revolving Credit Loan Requests; Swing Loan Requests		51
		2.5.1	Revolving Credit Loan Requests	51
		2.5.2	Swing Loan Requests	52
	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans		52
		2.6.1	Making Revolving Credit Loans	52
		2.6.2	Presumptions by the Administrative Agent	53
		2.6.3	Making Swing Loans	53
		2.6.4	Repayment of Revolving Credit Loans	53
		2.6.5	Borrowings to Repay Swing Loans	53
		2.6.6	Swing Loans Under Cash Management Agreements	54
	2.7	Notes		54
	2.8	Use of ~~Revolving Credit~~Loan Proceeds		55
	2.9	Letter of Credit Subfacility		55
		2.9.1	Issuance of Letters of Credit	55
		2.9.2	Letter of Credit Fees	57
		2.9.3	Disbursements, Reimbursement	57
		2.9.4	Repayment of Participation Advances	58
		2.9.5	Documentation	59
		2.9.6	Determinations to Honor Drawing Requests	59
		2.9.7	Nature of Participation and Reimbursement Obligations	59
		2.9.8	Indemnity	61
		2.9.9	Liability for Acts and Omissions	61
		2.9.10	Issuing Lender Reporting Requirements	62
	2.10	Defaulting Lenders		63

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	2.11	Increase in Revolving Credit Commitments		64
		2.11.1	Increasing Lenders and New Lenders	65
		2.11.2	Treatment of Outstanding Loans and Letters of Credit	66
	2.12	Utilization of Commitments in Optional Currencies~~.~~		66
		2.12.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency	66
		2.12.2	European Monetary Union; Payments In Euros Under Certain Circumstances	67
3.	~~INTENTIONALLY OMITTED~~TERM LOANS			68
	3.1	Term Loan Commitments		68
	3.2	Nature of Lenders’ Obligation with Respect to Term Loans; Repayment Terms		68
4.	INTEREST RATES			68
	4.1	Interest Rate Options		68
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate	69
		4.1.2	Term Loan Interest Rate Options	69
		4.1.3	Rate Calculations; Rate Quotations
	4.2	Interest Periods		70
		4.2.1	Amount of Borrowing Tranche	70
		4.2.2	Renewals	70
		4.2.3	No Conversion of Optional Currency Loans	70
	4.3	Interest After Default		70
		4.3.1	Letter of Credit Fees, Interest Rate	70
		4.3.2	Other Obligations	70
		4.3.3	Acknowledgment	70
	4.4	Rates Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available		70
		4.4.1	Unascertainable	70
		4.4.2	Illegality; Increased Costs	71
		4.4.3	Optional Currency Not Available	71
		4.4.4	Administrative Agent’s and Lender’s Rights	71
	4.5	Selection of Interest Rate Options		72
5.	PAYMENTS			72
	5.1	Payments		72
	5.2	Pro Rata Treatment of Lenders		73
	5.3	Sharing of Payments by Lenders		73
	5.4	Presumptions by Administrative Agent		74
	5.5	Interest Payment Dates		74
	5.6	Voluntary Prepayments		75
		5.6.1	Right to Prepay	75
		5.6.2	Replacement of a Lender	76
		5.6.3	Designation of a Different Lending Office	76
	5.7	Mandatory Prepayments		77
		5.7.1	Line Cap	77
		5.7.2	Currency Fluctuations	77

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		5.7.3	Sale of Assets	77
		5.7.4	Issuance of Debt	78
		5.7.5	Material Recovery Event	78
		5.7.6	Application of Payments; Application Among Interest Rate Options	78
	5.8	Increased Costs		78
		5.8.1	Increased Costs Generally	78
		5.8.2	Capital Requirements	79
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	79
		5.8.4	Delay in Requests	80
		5.8.5	Additional Reserve Requirements	80
	5.9	Taxes		80
		5.9.1	Issuing Lender	80
		5.9.2	Payments Free of Taxes	80
		5.9.3	Payment of Other Taxes by the Loan Parties	81
		5.9.4	Indemnification by the Loan Parties	81
		5.9.5	Indemnification by the Lenders	81
		5.9.6	Evidence of Payments	81
		5.9.7	Status of Lenders	82
		5.9.8	Treatment of Certain Refunds	84
		5.9.9	UK Borrower	84
		5.9.10	Survival	87
	5.10	Indemnity		87
	5.11	Settlement Date Procedures		88
	5.12	Currency Conversion Procedures for Judgments		88
	5.13	Indemnity in Certain Events		88
6.	REPRESENTATIONS AND WARRANTIES			89
	6.1	Representations and Warranties		89
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default	89
		6.1.2	Subsidiaries and Owners; Investment Companies	89
		6.1.3	Validity and Binding Effect	90
		6.1.4	No Conflict; Material Agreements; Consents	90
		6.1.5	Litigation	90
		6.1.6	Financial Statements	90
		6.1.7	Margin Stock	91
		6.1.8	Full Disclosure	91
		6.1.9	Taxes	91
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc	92
		6.1.11	Liens in the Collateral	92
		6.1.12	Insurance	92
		6.1.13	ERISA Compliance	92
		6.1.14	Environmental Matters	94
		6.1.15	Solvency	94
		6.1.16	Anti-Terrorism Laws	94

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		6.1.17	Labor Disputes	94
	6.2	Updates to Schedules		95
7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			95
	7.1	First Loans and Letters of Credit		95
		7.1.1	Deliveries	95
		7.1.2	Payment of Fees	98
	7.2	Each Loan or Letter of Credit		98
8.	COVENANTS			98
	8.1	Affirmative Covenants		98
		8.1.1	Preservation of Existence, Etc	98
		8.1.2	Payment of Liabilities, Including Taxes, Etc	99
		8.1.3	Maintenance of Insurance	99
		8.1.4	Maintenance of Properties	99
		8.1.5	Visitation Rights	99
		8.1.6	Keeping of Records and Books of Account	99
		8.1.7	Compliance with Laws; Use of Proceeds	100
		8.1.8	Further Assurances	100
		8.1.9	Anti-Terrorism Laws; International Trade Law Compliance	100
		8.1.10	Keepwell	100
		8.1.11	Additional Guaranties and Collateral	101
		8.1.12	Canadian Pension Plans	102
		8.1.13	Post-Closing Matters	102
		8.1.14	Field Exams	104
	8.2	Negative Covenants		104
		8.2.1	Indebtedness	104
		8.2.2	Liens; Lien Covenants	106
		8.2.3	Prepayments or Amendments of Other Indebtedness
		8.2.4	Loans and Investments	107
		8.2.5	Dividends and Related Distributions	108
		8.2.6	Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions	110
		8.2.7	Dispositions of Assets or Subsidiaries	111
		8.2.8	Affiliate Transactions	112
		8.2.9	Subsidiaries, Partnerships and Joint Ventures	113
		8.2.10	Continuation of or Change in Business	113
		8.2.11	Fiscal Year	113
		8.2.12	Issuance of Stock	113
		8.2.13	Changes in Organizational Documents	113
		8.2.14	Limitation on Negative Pledge Clauses	113
		8.2.15	Limitations on Restrictions Affecting Subsidiaries	114
		8.2.16	Maximum Leverage Ratio	114
		8.2.17	~~Maximum Net Leverage Ratio~~ Division	114
		8.2.18	Minimum Interest Coverage Ratio	114
	8.3	Reporting Requirements		114
		8.3.1	Quarterly Financial Statements	114
		8.3.2	Annual Financial Statements	115

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		8.3.3	Certificate of the Borrowers	116
		8.3.4	Notices	116
	8.4	UK Pension Matters		117
	8.5	UK PSC Register		118
9.	DEFAULT			118
	9.1	Events of Default		118
		9.1.1	Payments Under Loan Documents	118
		9.1.2	Breach of Warranty	118
		9.1.3	Anti-Terrorism Laws	118
		9.1.4	Breach of Negative Covenants or Visitation Rights	119
		9.1.5	Breach of Other Covenants	119
		9.1.6	Defaults in Other Agreements or Indebtedness	119
		9.1.7	Final Judgments or Orders	119
		9.1.8	Loan Document Unenforceable	119
		9.1.9	Uninsured Losses; Proceedings Against Assets	119
		9.1.10	Events Relating to Pension Plans and Multiemployer Plans	120
		9.1.11	Change of Control	120
		9.1.12	Relief Proceedings	120
		9.1.13	WebBank	120
	9.2	Consequences of Event of Default		120
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	120
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	121
		9.2.3	Set-off	121
		9.2.4	Application of Proceeds	122
10.	THE ADMINISTRATIVE AGENT			123
	10.1	Appointment and Authority		123
	10.2	Rights as a Lender		123
	10.3	Exculpatory Provisions		123
	10.4	Reliance by Administrative Agent		124
	10.5	Delegation of Duties		125
	10.6	Resignation of Administrative Agent		125
	10.7	Non-Reliance on Administrative Agent and Other Lenders		126
	10.8	No Other Duties, etc		126
	10.9	Administrative Agent’s Fee		126
	10.10	Authorization to Release Collateral and Guarantors		126
	10.11	No Reliance on Administrative Agent’s Customer Identification Program		127
	10.12	Tax Indemnification by the Lenders		127
11.	MISCELLANEOUS			128
	11.1	Modifications, Amendments or Waivers		128
		11.1.1	Increase of Commitment	128
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment	128
		11.1.3	Release of Collateral or Guarantor	128
		11.1.4	Miscellaneous	128

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	11.2	No Implied Waivers; Cumulative Remedies		129
	11.3	Expenses; Indemnity; Damage; Waiver		129
		11.3.1	Costs and Expenses	129
		11.3.2	Indemnification by the Loan Parties	130
		11.3.3	Reimbursement by Lenders	130
		11.3.4	Waiver of Consequential Damages, Etc	131
		11.3.5	Payments	131
	11.4	Holidays		131
	11.5	Notices; Effectiveness; Electronic Communication		131
		11.5.1	Notices Generally	131
		11.5.2	Electronic Communications	132
		11.5.3	Change of Address, Etc	132
	11.6	Severability		132
	11.7	Duration; Survival		132
	11.8	Successors and Assigns		132
		11.8.1	Successors and Assigns Generally	132
		11.8.2	Assignments by Lenders	133
		11.8.3	Register	135
		11.8.4	Participations	135
		11.8.5	Certain Pledges; Successors and Assigns Generally	136
	11.9	Confidentiality		136
		11.9.1	General	136
		11.9.2	Sharing Information With Affiliates of the Lenders	137
	11.10	Counterparts; Integration; Effectiveness		137
		11.10.1	Counterparts; Integration; Effectiveness	137
	11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL [CHOICE OF LAW, ETC.]		138
		11.11.1	Governing Law	138
		11.11.2	SUBMISSION TO JURISDICTION	138
		11.11.3	WAIVER OF VENUE	138
		11.11.4	SERVICE OF PROCESS	139
		11.11.5	WAIVER OF JURY TRIAL	139
	11.12	USA Patriot Act Notice		139
	11.13	Reserved		139
	11.14	Quebec Security Documents		139
12.	BORROWING AGENCY.			140
	12.1	Borrowing Agency Provisions		140
	12.2	Acknowledgement and Consent to Bail-In of EEA Financial Institution		141

vi

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)(1)		EXCLUDED SUBSIDIARIES
SCHEDULE 1.1(E)(2)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.13(C)		ERISA REPRESENTATION
SCHEDULE 6.1.14	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 6.1.17		LABOR AGREEMENTS
SCHEDULE 8.1.13		LOCATION OF COLLATERAL
SCHEDULE 8.2.1	-	EXISTING PERMITTED INDEBTEDNESS
SCHEDULE 8.2.2	-	EXISTING PERMITTED LIENS
SCHEDULE 8.2.4		EXISTING PERMITTED INVESTMENTS
EXHIBITS
EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-	TERM NOTE
EXHIBIT 1.1(P)(4)	-	PERFECTION CERTIFICATE
EXHIBIT 1.1(P)(5)	-	PERFECTION CERTIFICATE SUPPLEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 2.11	-	LENDER JOINDER
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 7.11	-	SOLVENCY CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

vii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is dated as of November 14, 2017 and is made by and among HANDY & HARMAN GROUP LTD., a Delaware corporation, SPH GROUP HOLDINGS LLC, a Delaware limited liability company, STEEL EXCEL INC., a Delaware corporation, API AMERICAS INC., a Delaware corporation and IGO, INC., a Delaware corporation (collectively, the “US Borrowers” and each individually, a “US Borrower”), CEDAR 2015 LIMITED, a private limited company incorporated in England and Wales (“UK Borrower” and together with US Borrowers and each other Person joined hereto as a “Borrower” from time to time, collectively, the “Borrowers” and each individually, a “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (as hereinafter defined).

The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $700,000,000. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.       CERTAIN DEFINITIONS

1.1Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Accounts shall have the meaning assigned to such term in the Security Agreement.

Acquisition shall mean the acquisition by purchase, lease or otherwise, whether through a single transaction or a series of related transactions, of (i) controlling interests in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such Capital Stock or upon the exercise of an option or warrant for, or conversion of securities into, such Capital Stock, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent for the Lenders hereunder and in its capacity as collateral agent for the Secured Parties.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Expenses shall mean usual, customary and reasonable general and administrative expenses incurred by Steel or its general partner in the ordinary course of business, including those incurred in connection with Steel’s compliance with applicable federal and state securities laws, including accounting fees, legal fees, fees and expenses for listing on any national securities exchange, directors fees, printing costs for communications to limited partners, transfer agent fees, proxy solicitation firm fees and other similar fees and charges.

Affiliate as to any Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. For purposes of Section 8.2.8 [Affiliate Transactions], a Person that beneficially owns or holds 10% or more of any class of the voting or other equity interests of another Person will be deemed to control such other Person.

Agreement shall have the meaning specified in the preamble.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, corruption, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

API Group means API Group plc and its subsidiaries (as that expression is defined in section 1159 of the UK Companies Act 2006).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the ~~Net~~ Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

Applicable Letter of Credit Fee Rate shall mean at any time the Applicable Margin then in effect as applicable to Revolving Credit Loans under the Euro-Rate Option on the aggregate face amount of Letters of Credit outstanding at such time.

Applicable Margin shall mean, as applicable:

(i)the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the ~~Net~~ Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Applicable Margin”, or

(ii)the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Base Rate Applicable Margin”, or

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(iii)the percentage spread to be added to the Euro-Rate applicable to Revolving Credit Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Euro-Rate Applicable Margin”, or

(iv)the percentage spread to be added to the Euro-Rate applicable to Term Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Euro-Rate Applicable Margin”.

Applicable UK Payment has the meaning assigned to such term in Section 5.9.9(i).

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Sale shall have the meaning specified in Section 5.7.3 [Sale of Assets].

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President, Treasurer, Assistant Treasurer, or Controller of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from a Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bankruptcy Event shall have the meaning specified in the definition of Defaulting Lender.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily Euro Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

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Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option] or Section 4.1.2(i) [Term Loan Base Rate Option], as applicable.

Borrowers and Borrower shall have the meaning specified in the introductory paragraph and shall include any successor entity.

Borrowers Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Borrowing Agent shall mean SPH Group Holdings LLC.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which are in Dollars or in the same Optional Currency advanced under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market.

Canadian Pension Plan shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, a Loan Party in respect of any Person’s employment in Canada with a Loan Party, it being understood that “Canadian Pension Plan” does not include the Canada Pension Plan administered by the Federal government of Canada or the Quebec Pension Plan administered by the Province of Quebec.

Canadian Pension Termination Event shall mean (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan; (b) the institution of proceedings by any Official Body to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of, winding up or the appointment of trustee to administer, any such plan.

Canadian Security Agreements shall mean, collectively, (a) the Canadian Security Agreement, dated the date hereof, executed and delivered by each of the Loan Parties resident in Canada or owning assets located in Canada to the Administrative Agent for the benefit of the Secured Parties, (b) the Canadian Intellectual Property Security Agreement, dated the date hereof, executed and delivered by each of the Loan Parties that own Canadian intellectual property to the Administrative Agent for the benefit of the Secured Parties, and (c) the Quebec Hypothec dated the date hereof, executed and delivered by each of the Loan Parties domiciled and/or owning assets located in the Province of Quebec to the Administrative Agent, as hypothecary representative for the benefit of the Secured Parties, each as amended, restated, replaced, supplemented or otherwise modified from time to time.

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Capital Expenditures shall mean, for any period, with respect to any Person, as determined in accordance with GAAP, the aggregate of all expenditures for any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and shall include the principal amount of Capital Lease payments; provided that any such expenditure made with the proceeds of insurance in accordance with Section 5.7.5 [Material Recovery Event] shall not constitute “Capital Expenditures.”

Capital Lease shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Collateralize shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Equivalents shall mean:

(i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition and which bank has a combined capital and surplus and undivided profits of not less than $500,000,000;

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(iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above, are rated AAA by Standard & Poor’s or Aaa by Moody’s Investors Service, Inc. and have portfolio assets of at least $500,000,000; and

(v) investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CEA shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Casualty Event shall have the meaning specified in Section 5.7.5 [Material Recovery Event].

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements (BIS), the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets or Capital Stock of any Loan Party to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 8.2.7 [Dispositions of Assets or Subsidiaries]; (b) the liquidation or dissolution of any Loan Party or the adoption of a plan by the equity holders of any Loan Party relating to the dissolution or liquidation of such Loan Party, other than as permitted in Section 8.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions]; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of Capital Stock of Steel representing a greater percentage of the voting power of the total outstanding Capital Stock of Steel than the Capital Stock of Steel beneficially owned by Steel Partners, Ltd. and its Affiliates; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Loan Party (together with any new directors who have been appointed by any Loan Party, or whose nomination for election by the equity holders of such Loan Party, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Loan Party then still in office; (e) the failure of Steel to own directly or indirectly 100% of the voting power of the total Capital Stock of WebFinancial Holding Corporation and during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of WebFinancial Holding Corporation (together with any new directors who have been appointed by Steel, or whose nomination for election by the equity holders of WebFinancial Holding Corporation was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of WebFinancial Holding Corporation, as applicable, then still in office; (f) the failure of Borrowing Agent to own directly or indirectly 100% of the voting power of the total outstanding Capital Stock of each of its subsidiaries (other than the Capital Stock of (I) Basin Well Logging Wireline Services, Inc. for which Borrowing Agent shall fail to own directly or indirectly at least 80% of the voting power of such entity’s Capital Stock, (II) UK Elite Soccer, Inc. for which Borrowing Agent shall fail to own directly or indirectly at least 80% of the voting power of such entity’s total Capital Stock, (III) BNS Holdings Liquidating Trust for which Borrowing Agent shall fail to own directly or indirectly at least 84% of the voting power of such entity’s total Capital Stock and (IV) iGo for which Borrowing Agent shall fail to own directly or indirectly at least 80% of the voting power of such entity’s Capital Stock); (g) the failure of WebFinancial Holding Corporation to own directly or indirectly 100% of each of its Subsidiaries; (h) the failure of iGo to own directly or indirectly 100% of each of its Subsidiaries; or (i) the failure of a Borrower to own directly or indirectly 100% of the voting power of the total outstanding Capital Stock of any Guarantor (other than as otherwise set forth above in clause (f)), except, in the case of this clause (i), pursuant to the Disposition of Capital Stock of a Guarantor that is permitted under this Agreement.

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CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

CIPO shall have the meaning specified in Section 6.1.11[Liens in the Collateral].

Closing Date shall mean November 14, 2017.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean (a) the collateral under the (i) Security Agreement, (ii) Canadian Security Agreements, (iii) UK Security Agreements, (iv) Pledge Agreement, (v) Investment Property Control Agreement or (vi) Patent, Trademark and Copyright Security Agreement; and (b) all other property of whatever kind and nature subject or purported to be subject from time to time to a lien under any Collateral Document.

Collateral Agent shall mean PNC in its capacity as Collateral Agent under the Security Agreement and other Collateral Documents.

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Collateral Documents shall mean the Security Agreement, the Canadian Security Agreements, the UK Security Agreements, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, Investment Property Control Agreement and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid and/or perfected security interest in any property as collateral for the Obligations, and all UCC and PPSA financing statements (including Fixture Filings), as well as registrations at Companies House, or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, the Pledge Agreement, or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement, the Canadian Security Agreements or Pledge Agreement and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Obligations.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrowers].

Computation Date shall have the meaning specified in Section 2.12.1.1 [Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding, Etc.].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consigned Precious Metal shall mean the gold, silver, platinum and palladium delivered by Scotiabank to Lucas Milhaupt, Inc. and held by Lucas Milhaupt, Inc. on consignment pursuant to the terms of the Consignment Agreement (as defined in the definition of Scotiabank Precious Metal Consignment Arrangement).

Consigned Precious Metal Indebtedness shall mean, without duplication, the sum of (x) the aggregate amount owing from time to time, by Lucas Milhaupt, Inc. and/or Borrowers to Scotiabank in conjunction with, or related to, the Scotiabank Precious Metal Consignment Arrangement and (y) the Dollar Value based on the Benchmark Value (each term as defined in the Consignment Agreement as in effect dated December 21, 2016, of the Consigned Precious Metal, as determined from time to time.

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Consolidated Adjusted EBITDA for any period of determination shall mean Consolidated EBITDA of Loan Parties for such period, as adjusted to (i) if the Borrowers or any of their Subsidiaries consummated any Permitted Acquisition at any time since the beginning of such period, include the Consolidated EBITDA of the Person or business acquired as if the Permitted Acquisition occurred on the first day of such period; provided that, if the inclusion of such Consolidated EBITDA would increase Consolidated Adjusted EBITDA, (x) the Borrowers shall have delivered to the Administrative Agent a calculation of the adjustments pursuant to this clause (i) at least ten (10) Business Days prior to the consummation of such Permitted Acquisition in form and substance reasonably satisfactory to the Administrative Agent and (y) the latest annual financial statements of such Person or business shall have been audited by a nationally recognized accounting firm and subsequent unaudited quarterly financial statements shall have been prepared in accordance with GAAP consistently applied, subject, in the case of unaudited financial statements, to adjustments described therein and, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes, or such Consolidated EBITDA shall have been supported by a quality of earnings or similar due diligence report by a nationally recognized accounting firm and otherwise in form and substance reasonably satisfactory to the Administrative Agent, in each case, delivered to the Administrative Agent at least five (5) Business Days prior to date of the consummation of such Permitted Acquisition; provided that the Borrowers shall have used commercially reasonable efforts to deliver to the Administrative Agent drafts of such financial statements or reports set forth in this clause (y) at least ten (10) Business Days prior to the date of the consummation of such Permitted Acquisition, and (ii) if the Borrowers or any of their Subsidiaries consummated any Disposition of a Subsidiary or a division, line of business or business unit at any time since the beginning of such period, exclude the Consolidated EBITDA of the Person or business Disposed of as if the Disposition occurred on the first day of such period. In addition, if the Consolidated EBITDA of the Person or business acquired is included in Consolidated Adjusted EBITDA of any period in accordance with the foregoing, Consolidated Adjusted EBITDA for such period may be increased by cost savings, operating expense reductions and synergies in connection with such Permitted Acquisition that are reasonably satisfactory to the Administrative Agent and, in the good faith judgment of the Borrowers (as certified in an officer’s certificate delivered to the Administrative Agent prior to the consummation of such Permitted Acquisition), are reasonably identifiable, factually supportable and expected to be realized within one year of the applicable period of determination and no later than two years after the consummation of such Permitted Acquisition (calculated on a pro forma basis as if such cost savings, operating expense reductions and synergies were realized ratably during the entirety of such period); provided that, without the consent of the Required Lenders, the aggregate amount of all such cost savings, operating expense reductions and synergies in the aggregate shall not exceed 7.5% of the Consolidated EBITDA for such period of determination (calculated before giving effect to this clause (ii)).

Consolidated EBITDA for any period of determination shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) the sum of (each, to the extent deducted in the computation of such Consolidated Net Income and without duplication), (i) depreciation and amortization for such period, (ii) Interest Expense for such period, (iii) the provision for income taxes for such period, (iv) non-cash accruals for such period for environmental liabilities (to the extent that the aggregate amount of all such accruals previously added back pursuant to this clause (iv) following the date hereof and which remain accruals, net of reasonably anticipated recoveries or third party contributions, do not exceed $25,000,000), (v) fees and expenses incurred in connection with the Transactions prior to or within 60 days after the Closing Date, including, but not limited to, bank fees, legal fees and appraisal fees, (vi) non-cash compensation expense and (vii) other non-cash, non-recurring costs and expenses (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory), (vii) fees and expenses incurred in connection with the an Acquisition or Disposition permitted hereunder, incurred prior to or within 60 days after the closing date of such Acquisition or Disposition, minus (c)(i) non-cash, non-recurring items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary of course of business) and (ii) cash expenses incurred during such period in connection with environmental liabilities to the extent accruals relating to such environmental liabilities were added back pursuant to clause (b)(iv) of this definition, (iii) any benefits from income taxes for such period; provided however, that in the determination of Consolidated EBITDA of the Loan Parties, such Consolidated EBITDA calculation shall (i) exclude EBITDA generated or attributable to WebBank, WebBank Holding Corp. and Steel Investments LLC, but shall include, without duplication, an amount equal to the WebBank EBITDA Contribution and (ii) not include Consolidated EBITDA generated by the Excluded Subsidiaries in an amount in excess of $1,000,000.

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Consolidated Interest Expense shall mean, with respect to any Person for any period, the aggregate Interest Expense of such Person and its Subsidiaries on a consolidated basis attributable to such period.

Consolidated Net Income shall mean, with respect to any Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Subsidiaries, on a consolidated basis, including amounts attributable to noncontrolling interests, attributable to such period; provided that, (a) the net income of any Person that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly owned Subsidiaries or the date that Person’s assets are acquired by such Person or by any of its wholly owned Subsidiaries shall be excluded; (c) [reserved]; (d) extraordinary gains and losses, gains and losses in connection with the inventory hedging program of such Person and its Subsidiaries, non-cash pension expense and credits and realized and unrealized gains or losses on derivatives and gains or losses due to the change in the value of investment portfolio(s) consisting of Capital Stock, bonds, notes or securities or other investments, or due to the change in the inventory levels of inventory accounted for on a last-in, first-out basis shall each be excluded; (e) any gain and any non-cash loss (but not any cash loss) together with any related provision for Taxes for such gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person shall be excluded; and (f) any net income or loss realized as a result of changes in accounting principles or the application thereof to such Person shall be excluded.

Contribution Notice shall mean a contribution notice issued by the UK Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

Covered Entity shall mean (a) each Borrower, each Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

10

CTA means the UK Corporation Tax Act 2009.

Daily Euro Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate, as adjusted for any additional costs pursuant to Section 5.8.5 [Additional Reserve Requirements]. Notwithstanding the foregoing, if the Daily Euro Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Debtor Relief Laws means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the Insolvency Act 1986 (United Kingdom) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief Laws of the United States, Canada, any jurisdiction of the United Kingdom or other applicable jurisdictions from time to time in effect and permitting a debtor to obtain a stay or a compromise of the claims of its creditors or affecting the rights of creditors generally, including for greater certainty any provisions of corporate statutes of like effect, where such statutes are used by a Person to propose an arrangement.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, the Swing Loan Lender, or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowing Agent and the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrowing Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrowing Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowing Agent, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, or (f) has become the subject of a Bail-In Action.

11

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, receiver-manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Defined Benefit Canadian Pension Plan means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

Direction has the meaning assigned to such term in Section 5.9.9(i)(b).

Disposition or Dispose shall mean the sale, conveyance, transfer, license, lease or other disposition of any property, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Disqualified Stock shall mean any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Maturity Date shall not constitute Disqualified Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations.

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Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Drawing Date shall have the meaning specified in Section 2.9.3.1 [Disbursements, Reimbursement].

EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Environment shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the effective date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Environmental Laws shall mean all applicable federal, state, local, tribal, provincial, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the Environment; (iv) human health and safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, or Release or threat of Release of Regulated Substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

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Environmental Liability means any liability, obligation, loss, claim, damage, action, order or cost, contingent or otherwise, resulting from or based upon (a) any actual or alleged violation of Environmental Law, (b) exposure to any Regulated Substances, or (c) the Release or threatened Release of any Regulated Substances.

Equipment shall mean all now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s rate (based on the market rates then prevailing and available to Administrative Agent) for such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning specified in the definition of “Equivalent Amount”.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrowers or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any member of the ERISA Group.

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ERISA Group shall mean, at any time, the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Loan Parties, or any of them, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

Euro shall refer to the lawful currency of the Participating Member States.

Euro-Rate shall mean the following:

(a)with respect to the U.S. Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAMI (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period.

(b)With respect to Optional Currency Loans in Euros and British Pounds Sterling comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAMI (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currencies are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the Euros or British Pounds Sterling for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period.

(c)With respect to any Loans available at a Euro-Rate, if at any time, for any reason, the source(s) for the Euro-Rate described above for the applicable currency or currencies is no longer available, then the Administrative Agent may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error).

(d)Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

15

Euro-Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit Euro-Rate Option]. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Excluded Subsidiaries shall mean (i) with respect to any Subsidiary formed or acquired after the Closing Date, any such Subsidiary of the Borrowers with assets of less than $1,000,000 designated as an Excluded Subsidiary by the Borrowers by written notice to such effect to the Administrative Agent, (ii) any Foreign Subsidiary which is not a Loan Party and (iii) each Subsidiary of the Borrowers, other than WebFinancial Holdings Corporation, iGo, their respective Subsidiaries (other than as designated on Schedule 1.1(E)(1)) and Basin Well Logging Wireline Services, Inc., that is not directly or indirectly wholly-owned by the Borrowers. The amount of Consolidated EBITDA attributable to all Excluded Subsidiaries and included in the calculation of Consolidated EBITDA shall not at any time exceed $1,000,000 in the aggregate. The Excluded Subsidiaries as of the Closing Date are listed on Schedule 1.1(E)(1).

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Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.2 [Payments Free of Taxes], additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrowers to provide documentation or information to the IRS).

Existing Kasco Obligations means that portion of the outstanding Obligations allocated to, and owing by, Kasco and its Subsidiaries to the Lenders as of December 31, 2018 in the amount equal to $15,000,000.

Existing Letters of Credit shall mean any letters of credit outstanding on the Closing Date described on Schedule 1.1(E)(2).

Factor shall mean any Person that purchases Specified Factored Accounts from a Borrower or any Guarantor pursuant to the applicable Factoring Documents in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries].

Factoring Documents shall mean, collectively, all of the agreements, documents and instruments related to the sale by a Borrower or Guarantor of Specified Factored Accounts in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries].

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above).

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

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Federal Funds Open Rate shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

Financial Covenants shall mean the covenants set forth in Sections 8.2.16 [Maximum Leverage Ratio]~~, 8.2.17 [Maximum Net Leverage Ratio]~~  and Section 8.2.18 [Minimum Interest Coverage Ratio].

Financial Support Direction shall mean a financial support direction issued by the UK Pensions Regulator under section 43 of the Pensions Act 2004.

First Amendment shall mean that certain First Amendment to Credit Agreement, dated as of April 27, 2018, by and among the Loan Parties, the Lenders party thereto and Administrative Agent.

Fixture Filing shall mean a fixture filing on Form UCC-1 for filing under the Uniform Commercial Code as in effect in each applicable jurisdiction listed on Schedule 6 to the Perfection Certificate, in form and substance sufficient to perfect the lien on and security interests in fixtures purported to be created by the Security Agreement in favor of the Collateral Agent for the benefit of the Lenders.

Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.

Foreign Lender shall mean a Lender that is not a U.S. Person.

Foreign Subsidiary shall mean any Subsidiary of a Borrower other than any Subsidiary of a Borrower incorporated or organized under the laws of (i) the United States of America, any State thereof or the District of Columbia or (ii) Canada and any Province thereof.

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Fronting Exposure shall mean, at any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Global Intercompany Note shall mean a global promissory note evidencing loans or advances owing by Steel or any of its Subsidiaries to Steel or any of its Subsidiaries, dated of even date herewith and pledged to the Collateral Agent as part of the Collateral as amended, restated, replaced, supplemented or otherwise modified from time to time.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature pages hereof and each other Person which joins this Agreement as a Guarantor after the date hereof, in each case, until such Person is released as a Guarantor in accordance with the terms hereof.

Guarantor Joinder shall mean a joinder to the Guaranty Agreement by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business; provided, however, that a “Guaranty” for purposes of Section 8.2.4 [Loans and Investments] shall not include an agreement to indemnify or hold harmless any other Person to the extent that (i) such indemnity obligation is unliquidated and contingent, and (ii) no reserve is, or should be, created or instituted in accordance with GAAP, with respect to such indemnity obligation.

Guaranty Agreements shall mean, collectively, and Guaranty Agreement shall mean individually, the (i) Continuing Agreement of Guaranty and Suretyship dated of even date herewith executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders with respect to the US Obligations, (ii) Continuing Agreement of Guaranty and Suretyship dated of even date herewith executed and delivered by each of the Loan Parties (other than UK Borrower) to the Administrative Agent for the benefit of the Lenders with respect to the UK Obligations, and (iii) the iGo Entity Guaranty Agreement, each as amended, restated, replaced, supplemented or otherwise modified from time to time.

Handy shall mean Handy & Harman Ltd., a Delaware corporation.

Hedge Liabilities shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

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Hedging Agreement shall mean any interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements, either generally or under specific contingencies.

Hedging Obligations shall mean obligations under or with respect to Hedging Agreements.

HSBC shall mean HSBC Bank plc.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

iGo shall mean iGo, Inc., a Delaware corporation.

iGo Entities shall mean iGo, Kasco and Atlantic Service Company, Limited and their direct and indirect Subsidiaries that become, or are required to become, Loan Parties hereunder.

iGo Entity Guaranty Agreement shall mean that certain Guaranty Agreement executed by each of the iGo Entities and the other Loan Parties pursuant to which each iGo Entity and each other Loan Party agrees and acknowledges their respective joint and several liability for all iGo Obligations.

iGo Loan means any Revolving Credit Loan or other extension of credit made to an iGo Entity by a Lender, Issuing Lender or Administrative Agent, including without limitation, the Existing Kasco Obligations and any Letter of Credit issued on account of an iGo Entity by Issuing Lender and shall also include all indirect loans and extensions of credit comprising intercompany loans and/or advances by a Loan Party (or any Subsidiary thereof) that is not an iGo Entity to an iGo Entity.

iGo Maximum Amount shall mean $20,000,000.

~~iGo Note shall mean the Allonge to Revolving Credit Note executed by iGo which limits iGo’s liability under the Revolving Credit Note to an amount not to exceed the iGo Maximum Amount.~~

iGo Obligations shall mean, subject to the last sentence of Section 1.6 [Limitation of Liability of iGo], as of any date of determination, the portion of the Obligations comprised of, without duplication, (i) all nonmonetary Obligations of Borrowers and/or of the iGo Entities, or any of them, under or in connection with this Agreement (it being understood and agreed that such non-monetary Obligations of a Loan Party that is not an iGo Entity shall only be included in this clause (i) to the extent that the Obligations described in either of the immediately succeeding clauses (ii) or (iii) that are then outstanding have been declared to be due and payable and in such case, such non-monetary Obligations in this clause (i) shall not be in addition to the amount of the Obligations included in such clauses (ii) and (iii)), (ii) the then outstanding liabilities and obligations of iGo and each iGo Entity under the iGo Entity Guaranty Agreement and (iii) the Obligations, whether joint and/or several, related to the iGo Loans, in each case of the foregoing clauses (i), (ii) and (iii) taken together, in an aggregate amount equal to the outstanding Obligations directly related to the iGo Loans, including to the extent constituting Obligations directly related to the iGo Loans, interest, fees, costs and expenses, including reasonable fees of counsel, incurred in connection with or related to, the foregoing, not to exceed the iGo Maximum Amount.

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iGo Sublimit shall mean $18,500,000.

Increasing Lender shall have the meaning assigned to that term in Section 2.11.1 [Increasing Lenders and New Lenders].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) in respect of any letter of credit, (iv) any Hedging Obligations, (v) mandatory cash redemption requirements associated with Disqualified Stock, (vi) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (vii) any other transaction (including forward sale or purchase agreements, Capital Leases, conditional sales agreements and Consigned Precious Metal Indebtedness) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (viii) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), any Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Loan Parties].

Independent Shareholder of iGo shall mean a non-Loan Party holder of an Equity Interest in iGo.

Individual Swing Loan Sublimit shall mean (i) $3,000,000 with respect to API Americas Inc., (ii) $~~5,000,000~~30,000,000 with respect to Steel Excel Inc., ~~(iii) $25,000,000 with respect to Handy & Harman Group Ltd., and (iv~~and (iii) $17,000,000 with respect to SPH Group Holdings LLC.

Industrial Manufacturing shall mean the fabrication, processing or preparation of products from raw materials and commodities and related services, including all products manufactured and services provided by the Borrowers or any of their Subsidiaries related thereto as of the Closing Date.

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Industrial Manufacturing Adjusted EBITDA shall mean the portion of Consolidated Adjusted EBITDA generated by Industrial Manufacturing.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries; provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, unless such information is clearly identified at the time of delivery as confidential or if the Administrative Agent, any Lender or the Issuing Lender receiving such information would reasonably assume such information to be treated as confidential at the time of delivery, such information will not subsequently be deemed by Loan Parties to be confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any Debtor Relief Law now or hereafter in effect, or (ii) for the appointment of a receiver, receiver and manager, liquidator, administrator, supervisor, assignee, custodian, trustee, monitor, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up, administration or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, any plan, composition or scheme of arrangement with creditors or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

Interest Coverage Ratio shall mean, as of any date of determination, the ratio of (A) Consolidated EBITDA of Loan Parties to (B) Consolidated Interest Expense of Loan Parties, for the four fiscal quarters then ending.

Interest Expense shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including discounts in connection with the sale of any accounts, but excluding (x) interest paid in property other than cash, (y) any other interest expense not payable in cash and (z) interest paid or accrued by WebBank.

Interest Period shall mean the period of time selected by the Borrowing Agent in connection with (and to apply to) any election permitted hereunder by the Borrowing Agent to have Revolving Credit Loans or Term Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowing Agent is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowing Agent is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowing Agent shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Maturity Date.

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Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Interest Rate Hedge.

Interest Rate Option shall mean either the Base Rate Option or the Euro-Rate Option.

Investment shall have the meaning specified in Section 8.2.4 [Loans and Investments].

Investment Property Control Agreement shall mean an agreement in writing, in form and substance reasonably satisfactory to the Administrative Agent, by and among the Administrative Agent, the Borrowers or any Subsidiary thereof, and any securities intermediary, commodity intermediary or other Person who has custody, control or possession of any investment property of the Borrowers or such Subsidiary acknowledging that such securities intermediary, commodity intermediary or other Person has custody, control or possession of such investment property on behalf of the Administrative Agent, that it will comply with entitlement orders originated by the Administrative Agent with respect to such investment property, or other instructions of the Administrative Agent, and has such other terms and conditions as the Administrative Agent may require.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean (i) PNC, in its individual capacity as issuer of Letters of Credit hereunder and the Existing Letters of Credit, and (ii) any other Lender that the Borrowing Agent, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder. References to the Issuing Lender in the Loan Documents shall be to the applicable Issuing Lender.

ITA means the UK Income Tax Act 2007.

Kasco shall mean Kasco, LLC, a Delaware limited liability company.

Law shall mean any laws (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

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Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and for which such Lender confirms to the Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3.3 [Disbursements, Reimbursement].

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Letter of Credit Expiration Date shall mean the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Total Indebtedness of the Loan Parties on such date to (B) Consolidated Adjusted EBITDA of the Loan Parties (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, hypothec, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Line Cap shall mean, at any time, an amount equal to the aggregate Revolving Credit Commitments.

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreements, the UK Guaranty Agreement, the Global Intercompany Note, the Notes, the Collateral Documents, the UK Security Agreements, and any other instruments, certificates or documents delivered in connection herewith or therewith, each as amended, restated, replaced, supplemented or otherwise modified from time to time.

Loan Parties shall mean the Borrowers and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5.1 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively, and Loan shall mean separately, all Revolving Credit Loans ~~and~~, Swing Loans and the Term Loans or any Revolving Credit Loan ~~or~~, Swing Loan or the Term Loan.

Management Services Agreements shall mean those management services agreements as in effect on the date hereof between Steel Services Ltd. and certain of the Loan Parties or their Affiliates, as the same may be hereafter amended, amended and restated, supplemented or otherwise modified from time to time.

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Marketable Securities shall mean the investment property comprised of equity or debt instruments for which a trading market exists or that can be converted to cash or exchanged, which are held by Borrowers, or any of them, in deposit accounts or securities accounts in the name of a Borrower, which deposit accounts or securities accounts are each subject to Control Agreements (as defined in the Security Agreement), and all financial assets now or hereafter credited to such account, and all additions, substitutions, replacements, proceeds, income, dividends and distributions thereon.

Material Acquisition shall mean a Permitted Acquisition involving gross consideration in excess of $~~100,000,000~~75,000,000 and that also occurs at a time when the pro forma ~~Net~~ Leverage Ratio, after giving effect to such Permitted Acquisition, would be greater than 3.25:1.

Material Adverse Change shall mean (a) any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) a material adverse change in the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) material impairment on the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) material impairment on the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Indebtedness shall mean Indebtedness (other than the Loans and Letters of Credit) or any Hedging Obligations of the Loan Parties or any of their Subsidiaries in an aggregate outstanding principal amount exceeding (for the purposes of Section 9.1.6 [Defaults in Other Agreements or Indebtedness], together with any other Indebtedness as to which any event described in such section has occurred and is continuing), $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligation of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement was terminated at such time.

Maturity Date shall mean November 14, 2022.

Maximum Precious Metal Consignment Amount shall mean $35,000,000.

Month shall mean with respect to an Interest Period under the Euro-Rate Option, the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party or any member of the ERISA Group is then making or has an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

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Net Cash Proceeds shall mean:

(a)with respect to any Disposition (other than any issuance or sale of Capital Stock), the cash proceeds received by the Loan Parties, or any of them or any of their Subsidiaries (including cash proceeds subsequently received (as and when received by such Loan Party or any such Subsidiary) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Disposition or (y) any other liabilities retained by the Loan Parties or any of them, or any of their Subsidiaries associated with the properties sold in such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Borrowers’ good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Disposition (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Disposition, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien (senior to the Lien securing the Obligations) on the properties sold in such Disposition (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

(b)with respect to any issuance of Indebtedness or any other issuance or sale of Capital Stock by the Borrowers or any of their Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

(c)with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

New Lender shall have the meaning assigned to that term in Section 2.11.1 [Increasing Lenders and New Lenders].

~~Net Leverage Ratio shall mean, as of any date of determination, the ratio of (A) (i) Total Indebtedness of Loan Parties on such date~~ minus ~~(ii) Unrestricted Domestic Cash of the Borrowers in an amount not to exceed $75,000,000 to (B) Consolidated Adjusted EBITDA of Loan Parties (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end; provided, however, that notwithstanding anything to the contrary, for the purpose of measuring the Net Leverage Ratio covenant set forth in Section 8.2.17 [Maximum Net Leverage Ratio], for the four (4) fiscal quarters following a Material Acquisition, Unrestricted Domestic Cash of the Borrowers shall equal $0.~~

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Non-Consenting Lender shall have the meaning specified in Section 11.1.4 [Miscellaneous].

Non-Defaulting Lenders shall mean, at any time, all Revolving Credit Lenders that, at such time, are not Defaulting Lenders.

Non-Guarantor Subsidiary shall mean any Subsidiary of the Borrowers that is not a Guarantor.

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the effective date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, ~~including without limitation the UK Note and the iGo Note,~~ and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.

Obligation shall mean obligations of the Loan Parties from time to time arising under or in respect of the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Loan Parties under this Agreement in respect of any Letter of Credit or Letter of Credit Borrowing, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under (i) this Agreement and the other Loan Documents, (ii) any Lender Provided Interest Rate Hedge or Lender Provided Foreign Currency Hedge, (iii) any Other Lender Provided Financial Service Product and (iv) any Cash Management Agreement. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America, Canada, United Kingdom, or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

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OMG shall mean OMG, Inc., a Delaware corporation.

OMG Mortgage Debt shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by OMG to OMG Mortgage Lender, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the OMG Mortgage Loan Documents.

OMG Mortgage Lender shall mean TD Bank, N.A. and its successors and assigns.

OMG Mortgage Loan Documents shall mean, individually and collectively (a) the Loan and Security Agreement, dated October 8, 2010, by and between OMG and OMG Mortgage Lender, as amended, and (b) the Amended and Restated Loan and Security Agreement, dated on or about August 27, 2017, by and between OMG and OMG Mortgage Lender, in each case together with all of the other agreements, documents and instruments at any time executed and/or delivered by OMG (or any Borrower or Guarantor) with, to or in favor of OMG Mortgage Lender in connection therewith or related thereto.

Optional Currency shall mean the following lawful currencies: U.S. Dollars, Euros, and British Pounds Sterling and any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.12.2(ii) [European Monetary Union; Etc.]. Subject to Section 2.12.2 [European Monetary Union; Etc.], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Original Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Letter of Credit Obligation or Loan Document).

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Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender (or by any Person that was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such agreement or arrangement was entered into) provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3.3 [Disbursements, Reimbursement].

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement, dated of even date herewith, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties, as amended, restated, replaced, supplemented or otherwise modified from time to time.

Payment Date shall mean the first day of each calendar quarter after the date hereof, the Maturity Date and the date of acceleration of the Loans.

Payment in Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

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Pension Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained, contributed to or to which there is an obligation to contribute by any Loan Party or by any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained, contributed, or to which there was an obligation to contribute by any Loan Party or by any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions or had an obligation to contribute at any time during the immediately preceding five plan years.

Perfection Certificate shall mean a certificate in the form of Exhibit 1.1(P)(4) or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

Perfection Certificate Supplement shall mean a certificate supplement in the form of Exhibit 1.1(P)(5) or any other form approved by the Administrative Agent.

Permitted Acquisition shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions].

Permitted Foreign Subsidiary Restructuring Transactions shall mean any Disposition of, or Investment in, the Capital Stock of a Foreign Subsidiary in connection with a restructuring; provided that (i) after giving effect to such Permitted Foreign Subsidiary Restructuring Transaction, the Equity Interests of such Foreign Subsidiary being Disposed is directly or indirectly owned by a Foreign Subsidiary of the Borrowers which is a first-tier Foreign Subsidiary, 65% of the total voting power of its outstanding voting Capital Stock of which first-tier Foreign Subsidiary has been or is being concurrently pledged to the Administrative Agent for the benefit of the Secured Parties as Collateral and (ii) the principal purposes of such Permitted Foreign Subsidiary Restructuring Transaction is undertaken in good faith for a bona fide business purpose and not for the purpose of (1) circumventing any covenant set forth in this Agreement or (2) reducing the Collateral securing the Obligations (as certified by an Authorized Officer of the Borrowers in an officer’s certificate).

Permitted Liens shall mean:

(i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) Pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

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(iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, minor defects or irregularities in title, and other similar Liens, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations (including Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products);

(vii) (A) Any Lien existing on the date of this Agreement and described on Schedule 8.2.2 and (B) Liens securing Indebtedness permitted by Section 8.2.1(ii) [Indebtedness]; provided that, in each case, the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(viii) Liens securing Indebtedness permitted by Section 8.2.1(iii) and 8.2.1(xvii) [Indebtedness]; provided that such Liens shall be limited to the assets financed with such Indebtedness;

(ix) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)claims, Liens or encumbrances upon, and defects of title to, real or personal property (other than the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

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(3)claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4)Liens resulting from final judgments or orders not constituting an Event of Default under Section 9.1.7 [Final Judgments or Orders];

(x)the Liens of Scotiabank in the Consigned Precious Metal consigned by Scotiabank to Lucas Milhaupt, Inc. in accordance with the Scotiabank Precious Metal Consignment Arrangement;

(xi) Liens securing Indebtedness permitted under Section 8.2.1(ix) [Indebtedness] of any Foreign Subsidiary on the assets and properties of such Foreign Subsidiary;

(xii) the security interests of a Factor in the Specified Factored Accounts sold by any Borrower or any Guarantor to such Factor in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries];

(xiii) Liens securing OMG Mortgage Debt permitted by Section ~~8.2.1(xi)~~ 8.2.1(x) [Indebtedness] on the real properties constituting collateral for the OMG Mortgage Debt;

(xiv) Liens arising from operating leases and precautionary UCC financing statement filings in respect thereof and Equipment or other materials that are not owned by a Loan Party or any Subsidiary of a Loan Party located on the premises of a Loan Party (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Loan Parties and the precautionary UCC or PPSA financing statement filings in respect thereof;

(xv) Liens securing the UK Swingline pursuant to the UK Swingline Documentation; and

(xvi) [Reserved]; and

(xvii) Liens securing Indebtedness permitted under Section 8.2.1(v)(v) [Indebtedness] solely on the assets subject to the commodity trading agreement and held in a commodities account established under such agreement; provided that the Administrative Agent shall have received an Investment Property Control Agreement with respect to such commodities account, duly authorized, executed and delivered by the applicable Loan Party and such commodities intermediary.

Permitted Refinancing shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Potential Default or Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, (i) such modification, refinancing, refunding, renewal replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an intercreditor agreement, the holders of such modified, refinanced, refunded, renewed, or replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such intercreditor agreement.

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Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Pledge Agreement shall mean the Pledge Agreement, dated of even date herewith, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties, as amended, restated, replaced, supplemented or otherwise modified from time to time.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

PPSA shall mean the Personal Property Security Act (Ontario) and any successor statutes, together with regulations thereunder, as in effect from time to time; provided that, if attachment, perfection or priority of Administrative Agent’s Liens in any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than Ontario (including the Civil Code of Québec), PPSA shall mean those personal property laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for definitions related to such provision, and any successor statutes thereto, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

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Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code or PPSA or a valid and enforceable first ranking hypothec opposable to third parties under the Civil Code of Quebec or a valid and enforceable perfected first-ranking security interest under the laws of any jurisdiction in the United Kingdom in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Liens securing Purchase Money Indebtedness.

PSC Registrable Person means a "registrable person" or "registrable relevant legal entity" within the meaning of section 790C(4) and (8) of the Companies Act 2006.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Indebtedness shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Leases) incurred for the purpose of financing all or any part of the purchase price of any property, plant or Equipment or the cost of installation, construction or improvement of such property; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Qualifying Lender means:

(a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i) a Lender:

(A) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

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(B) in respect of an advance under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance under a Loan Document was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii) a Lender which is:

(A) a company resident in the United Kingdom for United Kingdom Tax purposes;

(B) a partnership, each member of which is:

(1) a company so resident in the United Kingdom; or

(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a Treaty Lender; or

(b) a Lender that is a building society (as defined for the purposes of section 880 of the ITA) making an advance.

Quebec Hypothec shall mean collectively the hypothecs on a universality of personal (movable) property given by each of the Loan Parties domiciled and/or owning assets located in the Province of Quebec in favor of the Administrative Agent, as hypothecary representative of the Secured Parties, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

Ratable Share shall mean :

(i)with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders~~;~~, provided, however, that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

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(ii)with respect to a Lender’s obligation to make Term Loans and receive payments, interest and fees related thereto, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders.

(iii)~~; provided~~with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus Term Loan, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further for purposes in the case of Section 2.10 [Defaulting Lenders], when a Defaulting Lender shall exist, “Ratable Share”” shall mean the percentage of the aggregate ~~Revolving Credit~~ Commitments (disregarding any Defaulting Lender’s ~~Revolving Credit~~ Commitment) represented by such Lender’s ~~Revolving Credit~~ Commitment.

Recipient shall mean the Administrative Agent, any Lender or Issuing Lender, and any other recipient of any payment made by or on account of any Obligation of any Loan Party under any Loan Document, as applicable.

Reference Currency shall have the meaning specified in the definition of “Equivalent Amount.”

Reimbursement Obligation shall have the meaning specified in Section 2.9.3.1 [Disbursements, Reimbursement].

Regulated Substances shall mean all substances, wastes, pollutants or contaminants, materials, constituents, chemicals or compounds in any form regulated or which can give rise to liability under any Environmental Law, including but not limited to, petroleum or petroleum by-products, asbestos or asbestos containing materials, polychlorinated biphenyls, toxic mold or radon gas.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

Relevant Interbank Market shall mean in relation to Euro or British Pounds Sterling, the London Interbank Market, and in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

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Release means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Regulated Substance into or through the Environment or within, from or into any building, structure, facility or fixture.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders shall mean

(A)If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loans.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Resignation Effective Date shall have the meaning assigned to that term in Section 10.6 [Resignation of Administrative Agent].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders. As of the Closing Date, the aggregate Revolving Credit Commitments of all Lenders shall be equal to $700,000,000.

Revolving Credit Lender shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

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Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Scotiabank shall mean The Bank of Nova Scotia.

Scotiabank Precious Metal Consignment Arrangement shall mean the consignment arrangement established by Scotiabank, as consignor, with Lucas Milhaupt, Inc., as consignee, pursuant to that certain Fee Consignment Agreement, dated as of December 21, 2016 (“Consignment Agreement”), as amended, restated, supplemented or modified from time to time, with Administrative Agent’s consent as may be required by the terms of that certain intercreditor letter agreement by and among Scotiabank and Administrative Agent dated as of even date herewith (the “Intercreditor Letter Agreement”), pursuant to which, inter alia, Scotiabank is granted Liens on the Consigned Precious Metal and the proceeds thereof, such Liens being subject to the terms of the Intercreditor Letter Agreement and such other documentation in form and substance reasonably satisfactory to the Administrative Agent.

Secured Parties shall mean, collectively, the Administrative Agent, the Collateral Agent (as defined in the Security Agreement), the Lenders and each counterparty to a Lender Provided Interest Rate Hedge, Other Lender Provided Financial Service Products or a Cash Management Agreement if such person is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender or at the date of entering into such Lender Provided Interest Rate Hedge, Other Lender Provided Financial Service Products or Cash Management Agreement such person was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender and, if not the Administrative Agent or a Lender, such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.3 [Exculpatory Provisions], 10.10 [Authorization to Release Collateral and Guarantors], 11.3 [Expenses; Indemnity; Damage; Waiver] and 11.11 [Choice of Law; Submission to Jurisdiction; Waiver of Venue; Etc.] as if it were a Lender.

Security Agreement shall mean the Security Agreement dated of even date herewith, executed and delivered by each of the Loan Parties to the Administrative Agent, in its capacity as Collateral Agent, for the benefit of the Secured Parties, as amended, restated, replaced, supplemented or otherwise modified from time to time.

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Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Factored Accounts shall mean those Accounts owing by an account debtor to a Borrower or any Guarantor which are sold in the ordinary course of business by such Borrower or Guarantor to a Factor pursuant to the applicable Factoring Documents in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries].

Specified Transaction Requirements shall mean, with respect to the transaction to which the Specified Transaction Requirements apply, after giving pro forma effect to such transaction (and any other transaction that previously required the testing of the Specified Transaction Requirements and was consummated since the beginning of the four-quarter period referred to below) (including any incurrence or repayment of Indebtedness occurring substantially concurrently therewith), (i) the Financial Covenants shall be complied with and no Potential Default or Event of Default shall exist, (ii) the ~~Net~~ Leverage Ratio as of the date of consummation of such transaction shall not be greater than 0.25 “turn” less than the maximum ~~Net~~ Leverage Ratio permitted at such time pursuant to Section ~~8.2.17~~8.2.16 [Maximum ~~Net~~ Leverage Ratio], (iii) [reserved], (iv) [reserved], (v) Industrial Manufacturing Adjusted EBITDA shall not be less than 50% of Consolidated Adjusted EBITDA, and (vi) with respect to any Asset Sale or Disposition, (I) the value of the assets sold/disposed of do not exceed 25% of Total Tangible Assets of the Borrowers and their Subsidiaries as of the date of such Asset Sale/Disposition, and (II) the Consolidated Adjusted EBITDA of the Loan Parties for the twelve (12) month period ending on such date corresponding to, or associated with, the Asset Sale/Disposition does not exceed an amount in excess of $25,000,000 and, after giving effect to such Asset Sale/Disposition the pro forma Consolidated Adjusted EBITDA of the Loan Parties for the trailing twelve (12) month period ending on such date would not be less than $125,000,000; provided that (A) clause (v) shall be tested in connection with an Acquisition or Investment only if the transaction involves the Acquisition of Capital Stock of, or other Investment in, a Person that is not primarily engaged in Industrial Manufacturing or the Acquisition of assets that will not be used primarily in Industrial Manufacturing and the aggregate consideration for such Acquisition or Investment (together with the aggregate consideration for prior Acquisitions or Investments for which clause (v) was not tested) is at least $50,000,000, or in connection with a Disposition only if the transaction involves the Disposition of Capital Stock of, or other Investment in, a Person that was primarily engaged in Industrial Manufacturing or the Disposition of assets that were used primarily in Industrial Manufacturing and the aggregate consideration received for such Disposition (together with the aggregate consideration for prior Dispositions for which clause (v) was not tested) is at least $50,000,000, (B) clause (v) shall be tested in connection with an expenditure in an Unrelated Business only if the amount of such expenditure, together with all prior expenditures in Unrelated Businesses for which clause (v) was not tested, is at least $50,000,000 and (C) the Borrowers shall deliver to the Administrative Agent a certificate demonstrating compliance with the requirements of this definition with respect to each Acquisition, Disposition or Investment or expenditure in Unrelated Business involving aggregate consideration in excess of $1,000,000.

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Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Steel shall mean Steel Partners Holdings L.P.

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge, or a Lender Provided Foreign Currency Hedge.

Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to certain Borrowers pursuant to Section 2.1.3 [Swing Loan Commitment] hereof in an aggregate principal amount up to $50,000,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

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Swing Loan Note shall mean the Swing Loan Note of the Borrowers (other than iGo) in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans, or any Swing Loan, made by PNC to the Borrowers (other than iGo) pursuant to Section 2.1.3 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom Tax purposes; or

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

Term Borrowers shall mean the US Borrowers other than iGo, and each may also be referred to as a “Term Borrower”.

Term Loan shall have the meaning specified in Section 3.1 [Term Loan Commitments]; Term Loans shall mean collectively all of the Term Loans.

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all the Lenders.

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Third Amendment Closing Date shall mean January 31, 2019.

Tier 1 Risk-Based Capital Ratio shall have the meaning as prescribed in regulations and guidance issued by the Federal Deposit Insurance Corporation.

Tier 1 Leverage Ratio shall have the meaning as prescribed in regulations and guidance issued by the Federal Deposit Insurance Corporation.

Total Indebtedness shall mean Indebtedness described in clauses (i), (ii), (iii), (v) or (vi) of the definition thereof, determined on a consolidated basis.

Total Tangible Assets shall mean total consolidated assets of the Loan Parties less intangible assets (including goodwill, intellectual property, non-compete agreements, orders backlog and customer relationships).

Transactions shall mean, collectively, (a) the execution and delivery of the Loan Documents on the Closing Date and the initial borrowings hereunder and (b) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

Treaty Lender means a Lender which:

(a)is treated as a resident of a Treaty State for the purposes of the Treaty (as defined below);

(b)does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and

(c)meets all of the conditions in the Treaty that relate to the Lender for full exemption from Taxes imposed by the United Kingdom on interest, subject to the completion of procedural formalities.

Treaty State means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

~~UCP shall have the meaning specified in Section 11.11.1 [Governing Law].~~

UK Borrower shall have the meaning specified in the introductory paragraph and shall include any successor entity.

UK Guarantors shall mean API Group Services Limited, API-Stace Limited, API Laminates Limited, API Foils Holdings Limited, API Foils Limited, API Holographics Limited, and API Overseas Holdings Limited.

UK Guaranty Agreement shall mean the guaranty provisions set forth in the UK Security Agreements.

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UK Guaranteed Obligations shall mean (i) all non-monetary Obligations of UK Borrower (except to the extent that they relate to any other Loan Party) under or in connection with this Agreement and (ii) all monetary Obligations of UK Borrower to the extent that they relate to Loans made by the Administrative Agent or Lenders (or any of them) to the UK Borrower, or with respect to intercompany or other transfers of Loans or the proceeds thereof in respect of which the UK Borrower otherwise acts as a borrower, the proceeds of which have been lent by UK Borrower to any UK Guarantor, the amount of which Obligations of UK Borrower shall be determined by methods reasonably satisfactory to the Administrative Agent, which shall include without limitation reference to the books and records relating to Loans made by Lenders to UK Borrower and the records of intercompany transfers made to and from UK Borrower.

UK Loan means any Loan or other extension of credit (including any Letter of Credit) made to the UK Borrower by a Lender.

~~UK Note shall mean the Allonge to Revolving Credit Note executed by UK Borrower which limits UK Borrower’s liability under the Revolving Credit Note to an amount not to exceed the UK Sublimit.~~

UK Obligations shall mean all nonmonetary Obligations of Borrowers and all monetary Obligations of UK Borrower, under or in connection with this Agreement, Loans made by the Lenders to the UK Borrower, or with respect to intercompany or other transfers in respect of which the UK Borrower otherwise acts as a borrower, the amount of which monetary Obligations of UK Borrower shall be determined by methods reasonably satisfactory to the Administrative Agent, which shall include without limitation reference to the books and records relating to Loans made by Lenders to UK Borrower and the records of intercompany transfers made to and from UK Borrower.

UK Plan shall mean the API Group plc Pension and Life Assurance Fund.

UK Pensions Regulator shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

UK Security Agreements shall mean each of (i) the debenture granted by the UK Borrower to the Administrative Agent for the benefit of the Lenders, comprising fixed and floating charges over all of the UK Borrowers’ undertaking and assets, (ii) the 100% Charge Over the Shares in the UK Borrower granted by WebFinancial Holding LLC to the Administrative Agent for the benefit of the Lenders, (iii) the 100% Charge Over the assets of API Group plc and each of its Subsidiaries, granted by API Group plc and its respective Subsidiaries to the Administrative Agent for the benefit of the Lenders, and (v) the 100% Charge Over Shares in each of its Subsidiaries granted by API Foils Holdings Limited to the Administrative Agent for the benefit of the Lenders.

UK Sublimit shall mean 50,000,000 British Pounds Sterling.

UK Swingline shall mean the loans to UK Borrower not to exceed $5,000,000 in the aggregate, evidenced by the UK Swingline Documentation.

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UK Swingline Documentation shall mean the documentation entered into following the Closing Date between UK Borrower and Santander Bank, N.A., or such other institution acceptable to Administrative Agent, as amended, restated, or supplemented from time to time, evidencing the UK Swingline, the terms and provisions of which documentation shall be in form and substance satisfactory to Administrative Agent.

Uniform Commercial Code or UCC shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

Unrelated Business shall have the meaning specified in Section 8.2.10 [Continuation of or Change in Business].

Unrestricted Domestic Cash shall mean, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts and securities accounts in the name of a Loan Party in the United States as of such date, which deposit accounts or securities accounts are each subject to Control Agreements (as defined in the Security Agreement).

US Borrower and US Borrowers shall have the meanings specified in the introductory paragraph and shall include any successor entity.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

WebBank shall mean WebBank, a Utah banking association.

WebBank EBITDA Contribution means that an amount not to exceed (A) the lesser of (i) the actual cash amounts received by WebFinancial Holding Corporation or WebFinancial Holding LLC comprised of tax sharing payments and/or cash dividends/distributions, whether directly or indirectly from WebBank, and (ii) an amount equal to 25% of the Consolidated Adjusted EBITDA after giving effect to such WebBank EBITDA Contribution, minus (B) the Dollar amount of all direct and indirect Investments in WebBank, including intercompany loans and advances, capital contributions and support payments made directly or indirectly by, or on behalf of, any Loan Party in WebBank; provided however, that notwithstanding anything to the contrary set forth above, if WebBank fails to maintain either a Tier 1 Risk-Based Capital Ratio of at least 15.0% or a Tier 1 Leverage Ratio of at least 10.0%, then, at all times thereafter, the WebBank EBITDA Contribution shall be an amount equal to Zero ($0.00) Dollars.

Weighted Average Life to Maturity shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

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WHX Plan shall mean, collectively and individually as the context may require, the WHX Pension Plan and the WHX Pension Plan II, each a defined benefit plan that is covered by Title IV of ERISA, and any successor to either of the foregoing that is a defined benefit plan that is covered by Title IV of ERISA.

Write-Down and Conversion Powers means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated in accordance herewith and therewith; (vi) references to “province” or any like terms shall include “territory” and like terms; (vii) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (ix) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; and (x) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time. All certificates and other required submissions made by specified officers of any Loan Party shall be deemed for all purposes as made by such person solely in such person’s capacity as such officer.

1.3Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrowers notify the Administrative Agent in writing that the Borrowers wish to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term ~~Net~~ Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrowers in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term ~~Net~~ Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term ~~Net~~ Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner reasonably satisfactory to the Borrowers and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent. GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Loan Parties (and their subsidiaries) at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof. In addition, the accounting for operating leases and capital leases under GAAP as in effect on the date hereof (including Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capital Leases and obligations in respect thereof.

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1.4Currency Conditions. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

1.5Limitation on Liability of UK Borrower and UK Guarantors. It is the intent of the parties hereto, and the parties hereby agree that, notwithstanding any provision of this Agreement or any other Loan Documents, the UK Borrower shall not be liable for any Obligations to the extent they do not constitute UK Obligations, and the UK Guarantors shall not be liable for any Obligations to the extent they do not constitute UK Guaranteed Obligations, the present and future assets of UK Borrower shall not be subject to any Lien, claim or action by the Administrative Agent or the Lenders to satisfy any Obligations to the extent they do not constitute UK Obligations, the present and future assets of the UK Guarantors shall not be subject to any Lien, claim, or action by the Administrative Agent or the Lenders to satisfy any Obligations to the extent they do not constitute UK Guaranteed Obligations, and neither the Administrative Agent nor the Lenders shall have any recourse under this Agreement or any other Loan Documents against UK Borrower or its assets in respect of any Obligations to the extent they do not constitute UK Obligations or against UK Guarantors or their assets in respect of any Obligations to the extent they do not constitute UK Guaranteed Obligations. All amounts paid by UK Borrower and all value derived from its assets shall be applied to UK Obligations and all amounts paid by UK Guarantors and all value derived from their assets shall be applied to the UK Guaranteed Obligations. Any reference to an Obligation, liability, indemnity or other duty that is “joint and several” under this Agreement shall, in the case of the UK Borrower and any UK Guarantor, be limited to only those Obligations, liabilities, indemnities or other duties of such UK Borrower or UK Guarantor and shall in no event be “joint and several” with any Obligation, liability, indemnity or other duty of any other Loan Party. Though US Borrowers and Guarantors may Guaranty the UK Obligations, as set forth in the Guaranty Agreements, it is the intent of the parties hereto, and the parties hereby agree that, US Borrowers shall (i) not make payments with respect to UK Obligations (except, if at all, in connection with their Guaranty of the UK Obligations) and (ii) not be “joint and severally” liable with respect to any Obligation, liability, indemnity, or other duty of UK Borrower. The foregoing provisions of this Section 1.5 shall not be applicable to the extent, after the date hereof, the joint and several liability of US Borrowers and UK Borrower, the guarantees contemplated hereunder, or the pledge by any such entity of 100% of its assets, would not result in material adverse tax consequences to the Loan Parties and their Subsidiaries as a result of Section 956 of the Internal Revenue Code (as determined by the Administrative Agent and the Borrowers in the their good faith judgment). For the avoidance of doubt, the foregoing provisions of this Section 1.5 shall be applicable until the Administrative Agent and the Borrowers agree that there are no material adverse tax consequences that would arise as a result of Section 956 of the Internal Revenue Code.

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1.6Limitation on Liability of iGo. It is the intent of the parties hereto, and the parties hereby agree that, notwithstanding any other provision of this Agreement, any other Loan Documents, or any other agreement, document or instrument secured by or entitled to the benefits of the Collateral to the contrary, that (i) in the event of any express conflict between this Section 1.6 and any other term or provision of this Agreement, the iGo Entity Guaranty Agreement, any other Loan Document or any other agreement, document or instrument secured by or entitled to the benefits of the Collateral to the contrary, this Section 1.6 shall govern and control in such respects, (ii) the iGo Entities shall only be liable, whether directly, as surety, as primary obligor, guarantor, or otherwise, for the Obligations to the extent they constitute iGo Obligations, (iii) the present and future assets of the iGo Entities shall not be subject to any Lien, claim, demand or action of any kind or nature whatsoever by the Administrative Agent or the Lenders in connection with any of the Loan Documents, or any Secured Party (as defined in the Security Agreement) entitled to the benefits of the Collateral pursuant to Section 9.2.4 [Application of Proceeds], to secure any Obligations to the extent they do not constitute iGo Obligations, (iv) neither the Administrative Agent nor the Lenders, nor any Secured Party entitled to the benefits of the Collateral pursuant to Section 9.2.4 [Application of Proceeds], shall have any recourse under this Agreement, the iGo Entity Guaranty Agreement, or any other Loan Documents, against the iGo Entities or their respective assets (including, without limitation, that portion of the Collateral comprised of assets and property of an iGo Entity) in respect of any Obligations to the extent they do not constitute iGo Obligations, (v) subject to the foregoing clauses (i)-(iv), all amounts paid by the iGo Entities and all value derived from their respective assets (including without limitation, that portion of the Collateral comprised of assets and property of an iGo Enity) shall be applied to the iGo Obligations until paid in full and then paid over to the applicable iGo Entity and (vi) any reference to an Obligation, Secured Obligation (as defined in the Security Agreement), liability, indemnity or other duty (including any Obligation, liability, indemnity or other duty that is “joint and several”) under this Agreement or any other Loan Document, shall, in the case of the iGo Entities, be limited to only those Obligations, liabilities, indemnities or other duties of the iGo Entities, or any of them, that constitute iGo Obligations and shall in no event be “joint and several” with any Obligation, Secured Obligation, liability, indemnity or other duty of any other Loan Party that do not also constitute iGo Obligations. Notwithstanding anything to the contrary set forth above, the foregoing provisions of this Section 1.6 [Limitation on Liability of iGo] shall not be applicable to the extent, after the date hereof, ~~Borrowing Agent~~SPH Group, LLC, a Delaware limited liability company, owns, either directly or indirectly in the aggregate, 100% of the voting power of the total outstanding Capital Stock of iGo and at such time, notwithstanding anything to the contrary referenced in the definition of “iGo Obligations,” the iGo Obligations shall for all purposes include all Obligations hereunder and the liability of the iGo Entities hereunder and under the other Loan Documents shall be unlimited and joint and several with the other Loan Parties.

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1.7Quebec Interpretation. For all purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interests shall include a reference to an “opposable” or “set up” liens or security interests as against third parties, (h) any “right of offset”, “right of setoff’ or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.

2.       REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1Revolving Credit Commitments.

2.1.1Revolving Credit Loans; Optional Currency Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Maturity Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the sum of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency which is not U.S. Dollars, (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency other than U.S. Dollars (each an “Optional Currency Loan”) shall not exceed $75,000,000 (the “Optional Currency Sublimit”), (v) the aggregate amount of Revolving Credit Loans outstanding to UK Borrower shall not at any time exceed the UK Sublimit and (vi) the aggregate amount of Revolving Credit Loans outstanding to iGo and/or the iGo Entities, including without limitation the Existing Kasco Obligations, together with all Letters of Credit issued for the account of iGo or an iGo Entity, shall not at any time exceed the iGo Sublimit. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.1.

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2.1.2Reserved.

2.1.3Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the US Borrowers at any time or from time to time after the date hereof to, but not including, the Maturity Date, in an aggregate principal amount up to but not in excess of (i) $50,000,000 in the aggregate outstanding at any time and (ii) the Individual Swing Loan Sublimit outstanding at any time with respect to each applicable US Borrower; provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.3.

2.2Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the sum of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Maturity Date.

2.3Commitment Fees. Accruing from the date hereof until the Maturity Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Dollar Equivalent amount of the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date and in U.S. Dollars or an Optional Currency selected by the Administrative Agent in its sole discretion.

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2.4Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Loans, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowing Agent, on behalf of the Borrowers, may from time to time prior to the Maturity Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) not later than 10:00 a.m., (a) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the Euro-Rate Option for any Optional Currency Loan, and (b) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form, in each case which request shall also indicate whether such Revolving Credit Loan will be extended to the UK Borrower, iGo, or to another US Borrower (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any Authorized Officer making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (A) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 (or the Dollar Equivalent thereof) and not less than $500,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Euro-Rate Option, and (y) integral multiples of $100,000 and not less than $250,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Base Rate Option, (B) which Interest Rate Option shall apply to the proposed Dollar denominated Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Revolving Credit Loans shall be funded if the Borrowers elect an Optional Currency, the applicable Interest Rate Option, and (D) an appropriate Interest Period, if applicable.

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2.5.2Swing Loan Requests. Except as otherwise provided herein, the US Borrowers may from time to time prior to the Maturity Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any Authorized Officer making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.6Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowing Agent, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit its Ratable Share of the principal amount of each Revolving Credit Loan in the requested currency (in the case of Optional Currency Loans, in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars or the requested Optional Currency (as applicable) in immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

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2.6.2Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its Ratable Share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate), and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the US Borrowers (other than iGo) in U.S. Dollars only and in immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon and fees in respect thereof on the earlier of (a) the Maturity Date and (b) the date such Revolving Credit Loans are declared, or are otherwise due and payable pursuant to Section 9.2 [Consequences of Event of Default]; provided, however, that (i) UK Borrower shall have no obligation to make any payments hereunder except with respect to the UK Obligations and (ii) the iGo Entities shall have no obligation to make any payments hereunder except with respect to the iGo Obligations.

2.6.5Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon; provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or e-mail) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

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2.6.6Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.5.2 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the US Borrowers in accordance with the provisions of the agreements between the US Borrowers and Swing Loan Lender relating to the Borrowers’ deposit, sweep and other accounts at Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.3 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Maturity Date), (iv) not be made at any time after Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.6.

2.7Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note, ~~dated the Closing Date~~ payable to such Lender (or its registered assigns) in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender. The Obligation of the Term Borrowers to repay the aggregate unpaid principal amount of the Term Loan made to it by each Lender, together with interest thereon, shall be evidenced by a term Note, payable to such Lender (or its registered assigns) in a face amount equal to the Term Loan Commitment, as applicable, of such Lender.

2.8Use of ~~Revolving Credit~~ Loan Proceeds. (a) The proceeds of the Revolving Credit Loans shall be used (i) to refinance existing indebtedness, (ii) for the payment of fees and expenses in connection with the Transactions, and (iii) for general corporate purposes (including, for the avoidance of doubt, pension expenses, advances for pension expenses to Handy and working capital), Letters of Credit, Capital Expenditures and Permitted Acquisitions and (b) the proceeds of the Term Loans shall be used solely to repay a portion of the Revolving Credit Loans in the amount of $200,000,000 (with a corresponding permanent reduction in the aggregate Revolving Credit Commitments).

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2.9Letter of Credit Subfacility.

2.9.1Issuance of Letters of Credit

2.9.1.1The Borrowing Agent, on behalf of the Borrowers and other Loan Parties, may at any time prior to the Letter of Credit Expiration Date request the issuance of a letter of credit (each a “Letter of Credit”) which may be denominated in either Dollars or an Optional Currency, for its own account or the account of another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance (which, in respect of any Existing Letters of Credit, shall be deemed to be the Closing Date). Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9 [Letter of Credit Subfacility], the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension; provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event shall expire later than the Letter of Credit Expiration Date; provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $50,000,000 (the “Letter of Credit Sublimit”), (ii) the Letters of Credit issued for the account of an iGo Entity, together with the aggregate amount of Revolving Credit Loans outstanding to the iGo Entities, including without limitation the Existing Kasco Obligations, exceed, in the aggregate at any one time, the iGo Sublimit or (iii) the Revolving Facility Usage exceed, at any one time, the Line Cap. Notwithstanding the foregoing, any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrowers and the Issuing Lender pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (B) above), subject to a right on the part of the Issuing Lender, in its discretion, to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal; provided that unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such renewal. Each request by the Borrowing Agent for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrowing Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. All Existing Letters of Credit shall be deemed to be issued hereunder as of the Closing Date and shall constitute Letters of Credit subject to the terms hereof.

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2.9.1.2The Issuing Lender shall not be under any obligation to issue any Letter of Credit, if:

(i)any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(ii)the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(iii)except as otherwise agreed by the Administrative Agent and the Issuing Lender, the Letter of Credit is in an initial stated amount of less than $50,000;

(iv)the Letter of Credit is to be denominated in a currency other than Dollars, Euros, or British Pounds Sterling; or

(v)any Revolving Credit Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.10(iii) [Defaulting Lenders]) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Issuing Lender has an actual or potential Fronting Exposure, as it may elect in its sole discretion.

2.9.2Letter of Credit Fees. The Borrowers shall pay in Dollars, or at the Administrative Agent’s option, the Optional Currency in which each Letter of Credit is issued (i) to the Administrative Agent for the ratable account of the Lenders based on their respective Ratable Share a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily amount available to be drawn under each Letter of Credit and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay (in Dollars) to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

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2.9.3Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case in the currency in which each Letter of Credit is issued.

2.9.3.1In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. The Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent or the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans in U.S. Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than (x) any notice requirements and (y) the requirement that the Revolving Facility Usage not exceed the Line Cap at such time. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2Each Lender shall upon any notice pursuant to Section 2.9.3.1, whether or not the Revolving Facility Usage exceeds the Line Cap at such time, make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

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2.9.3.3With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of the Borrowers’ failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4Repayment of Participation Advances.

2.9.4.1Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2If the Administrative Agent (or the Issuing Lender) is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, administrator, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender (or any payment made to the Issuing Lender directly) pursuant to this Section 2.9.4 in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent (or the Issuing Lender, as the case may be) plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Option Currency, the Overnight Rate) in effect from time to time.

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2.9.5Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary, any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

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(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)any breach of this Agreement or any other Loan Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)the fact that the Maturity Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

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(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8Indemnity. Each Loan Party hereby agrees, jointly and severally, to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

2.9.9Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of or any drawing under any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

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Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to any Loan Party or any Lender.

2.9.10Issuing Lender Reporting Requirements. The Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and the Borrowers a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)the Revolving Credit Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender directly affected thereby;

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(iii)if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders with a Revolving Credit Commitment in accordance with their respective Ratable Shares but only to the extent that (x) the sum of the Non-Defaulting Lenders’ Revolving Facility Usage plus such Defaulting Lender’s Ratable Share of the sum of the outstanding principal amount of the Swing Loans then outstanding plus the Letter of Credit Obligations at such time does not exceed the total of all Non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of the Issuing Lender, the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are Cash Collateralized;

(d)if the Letter of Credit Obligations of the Non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such Non-Defaulting Lenders’ Ratable Share; and

(e)if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized;

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(iv)so long as such Lender is a Defaulting Lender, Swing Loan Lender shall not be required (a) to fund any Swing Loan and (b) the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless, in the case of clause (b) only, the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrowers in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein);

(v)if (x) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (y) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, reasonably satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder; and

(vi)in the event that the Administrative Agent, the Borrowers, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11Increase in Revolving Credit Commitments.

2.11.1Increasing Lenders and New Lenders. The Borrowers may, at any time and from time to time, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

2.11.1.1No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

2.11.1.2Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase or after giving effect to such increase.

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2.11.1.3Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $~~750,000,000.~~650,000,000.

2.11.1.4Minimum Revolving Credit Commitments. After giving effect to such increase, the amount of the Revolving Credit Commitments provided by any New Lender shall be at least $10,000,000.

2.11.1.5Minimum Increase. Each request by the Borrowers to increase Revolving Credit Commitments pursuant to this Section 2.11 shall be in an aggregate principal amount of not less than $25,000,000 and shall be in an increment of $5,000,000 in excess thereof (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.11.1.3 [Aggregate Revolving Credit Commitments]).

2.11.1.6Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) opinions of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

2.11.1.7Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

2.11.1.8Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent, the Issuing Lender and Swing Loan Lender (such consents not to be unreasonably withheld); provided, that at no time shall the Borrowers or any of Borrowers’ Affiliates or Subsidiaries become a Lender under this Agreement.

2.11.1.9Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

2.11.1.10New Lenders—Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

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2.11.2Treatment of Outstanding Loans and Letters of Credit.

2.11.2.1Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrowers shall repay all Revolving Credit Loans then outstanding, subject to the Borrowers’ indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Revolving Credit Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Revolving Credit Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

2.11.2.2Outstanding Letters of Credit; Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit and Swing Loan equal to its Ratable Share of such Letter of Credit and Swing Loan and the participation of each other Revolving Credit Lender in such Letter of Credit and Swing Loan shall be adjusted accordingly and (ii) will acquire (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.11.2.3Equal and Ratable Benefit. The Revolving Credit Commitments established pursuant to this Section 2.11 shall constitute Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreement and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the increase in Revolving Credit Commitments pursuant to this Section 2.11.

2.12Utilization of Commitments in Optional Currencies.

2.12.1Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency.

2.12.1.1For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.

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2.12.2European Monetary Union; Payments In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(i)Additional Compensation Under Certain Circumstances. The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(ii)Requests for Additional Optional Currencies. The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers’ request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers’ request.

3.       ~~INTENTIONALLY OMITTED~~TERM LOANS

3.1Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the “Term Loan”) to the Term Borrowers on the Third Amendment Closing Date in such principal amount as the Term Borrowers shall request up to, but not exceeding such Lender’s Term Loan Commitment.

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3.2Nature of Lenders’ Obligation with Respect to Term Loans; Repayment Terms. The obligations of each Lender to make Term Loans to the Term Borrowers shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Term Borrowers, but each Lender’s Term Loan to the Term Borrowers shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan not shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Third Amendment Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Term Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The Term Loans, with respect to principal shall be payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: consecutive quarterly installments on each Payment Date, each such installment in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000), commencing April 1, 2019 and continuing on each Payment Date thereafter followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the Maturity Date.

4.       INTEREST RATES

4.1Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than fifteen (15) Borrowing Tranches in the aggregate among all of the Loans; and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the Euro-Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Euro-Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrowers in such Optional Currency.

4.1.1Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

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(ii)Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], Borrowers shall have the right to select either (x) the Base Rate Option applicable to Revolving Credit Loans or (y) the Daily Euro Rate plus the Revolving Credit Euro-Rate Applicable Margin, to apply to the Swing Loans, except as provided in Section 2.6.6 [Swing Loans Under Cash Management Agreements] with regard to Swing Loans made under any Cash Management Agreements; provided however, in the absence of a selection by Borrowers of an applicable rate, the per annum interest rate set forth in clause (y) above shall apply.

4.1.2Term Loan Interest Rate Options. The Term Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i)~~4.1.2 Rate Calculations; Rate Quotations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Daily Euro Rate) and Swing Loans shall be made~~Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed~~.~~) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Term Loan Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

4.1.3Rate Calculations; Rate Quotations. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed ~~or, in the case of interest in respect of Loans denominated in Optional Currencies as to which market practice differs from the foregoing, in accordance with such market practice.~~ unless otherwise required by applicable Law with respect to Optional Currencies. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2Interest Periods. At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowing Agent, on behalf of the Borrowers, shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (i) at least three (3) Business Days prior to the effective date of such Euro-Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such Euro-Rate Option with respect to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

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4.2.1Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Euro-Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and

4.2.2Renewals. In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.2.3No Conversion of Optional Currency Loans. No Optional Currency Loan may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Optional Currency.

4.3Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.00% per annum;

4.3.2Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.00% per annum from the time such Obligation becomes due and payable and until it is Paid in Full; and

4.3.3Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by Administrative Agent.

4.4Rates Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available.

4.4.1Unascertainable. If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii)a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the Euro-Rate,

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then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent’s and Lender’s Rights].

4.4.2Illegality; Increased Costs. If at any time any Lender shall have determined that:

(i)the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law),

(ii)such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent’s and Lender’s Rights].

4.4.3Optional Currency Not Available. If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrowers of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 4.4.4 [Administrative Agent’s and Lender’s Rights].

4.4.4Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs], and in the case of an event specified in Section 4.4.3 [Optional Currency Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowing Agent to select, convert to or renew a Euro-Rate Option or select an Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowing Agent has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. If the Administrative Agent makes a determination under Section 4.4.3 [Optional Currency Not Available] then, until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) the availability of Loans in the affected Optional Currency shall be suspended, (ii) the outstanding Loans in such affected Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

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4.5Selection of Interest Rate Options. If the Borrowing Agent fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or Term Loans as the case may be, commencing upon the last day of the existing Interest Period and such currency conversion to U.S. Dollars shall be determined by the Administrative Agent at the time of such conversion.

5.       PAYMENTS

5.1Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans, and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans, as applicable, in U.S. Dollars (or the applicable Optional Currency) and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated”. All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Reimbursement Obligations with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrowers with the Administrative Agent.

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5.2Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.4 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Rates Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

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(ii)the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon acceleration or otherwise).

5.6Voluntary Prepayments.

5.6.1Right to Prepay. The Borrowers shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans, as applicable, denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

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(w)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)a statement indicating (i) the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans, and (ii) to the extent applicable, which Borrower is the payor of such Loan so that the accounts and records of the Administrative Agent may reflect the repayment of such Loans to the applicable and/or specified Borrower;

(y)a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans and Optional Currencies to which the Euro-Rate Option applies; and

(z)the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $500,000 for any Swing Loan, or $1,000,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to reduce pro rata the remaining scheduled quarterly amortization installments of principal of the Term Loans. Except as provided in Section 4.4.4 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying (or which Borrower is effectuating such prepayment), the prepayment shall be applied to the outstanding Borrowing Tranches as determined by Administrative Agent and in such case (i) first to Revolving Credit Loans which are not Optional Currency Loans, then to Optional Currency Loans and then to Swing Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent.

5.6.2Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [Rates Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

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(i)the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.6.3Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.7Mandatory Prepayments.

5.7.1Line Cap. If for any reason the Revolving Facility Usage at any time exceeds the Line Cap then in effect, the Borrowers shall, within three (3) Business Days, prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize Letter of Credit Obligations in an aggregate amount equal to such excess.

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5.7.2Currency Fluctuations. If on any Computation Date the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay (subject to Borrowers’ indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) within one (1) Business Day after receiving such notice such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments after giving effect to such payments or prepayments

5.7.3Sale of Assets. In the event of any direct or indirect Disposition of any of the assets, including lines of business and Capital Stock, of the Loan Parties or any of their Subsidiaries (other than sales or Dispositions referred to in clauses (i) through (iv), (vi) and (vii) inclusive of Section 8.2.7 [Dispositions of Assets or Subsidiaries]) (each, an “Asset Sale”), the Net Cash Proceeds for any one Asset Sale (or series of inter-related Asset Sales) is equal to or greater than $20,000,000, the Borrowers shall within one (1) Business Day following receipt of the Net Cash Proceeds from such Asset Sale apply an amount equal to 100% of such Net Cash Proceeds as a repayment of the outstanding Loans; provided however, that in the event any such Disposition (or series of Dispositions during the Term of this Agreement) is of Marketable Securities which are valued in excess of $50,000,000, such Net Cash Proceeds shall within one (1) Business Day following receipt of the Net Cash Proceeds from such sale of Marketable Securities be applied as a repayment of the outstanding Loans and the Revolving Credit Commitments and Line Cap shall be reduced on a dollar for dollar basis in the amount of such Net Cash Proceeds, provided further however, that so long as either such Loan Party or Subsidiary deposits such Net Cash Proceeds into a deposit account or securities account subject to a Control Agreement (as such term is defined in the Security Agreement), or the Borrowing Agent, prior to the date of the required payment, delivers to the Administrative Agent a certificate of an Authorized Officer to the effect that the Borrowers intend to cause such Net Cash Proceeds (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Cash Proceeds to acquire additional Marketable Securities or to be used in a Permitted Acquisition, and certifying that no Event of Default or Potential Default has occurred and is continuing, then no such dollar for dollar reduction of the Revolving Credit Commitments and Line Cap shall be implemented, unless and until such Net Cash Proceeds are not so reinvested by the end of such 365-day period, at which time the Revolving Credit Commitments and Line Cap shall, without further action, be deemed to be reduced, on a dollar for dollar basis in the amount of such Net Cash Proceeds.

5.7.4Issuance of Debt. Within one Business Day following the incurrence of any Indebtedness for borrowed money by the Borrowers or any of their Subsidiaries (except for the incurrence of Indebtedness expressly permitted under Section 8.2.1 [Indebtedness]), the Borrowers shall apply an amount equal to 100% of the Net Cash Proceeds of such Indebtedness toward the prepayment of Loans.

5.7.5Material Recovery Event. In the event of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of (a “Casualty Event”), any asset of the Borrowers or any of their Subsidiaries resulting in aggregate Net Cash Proceeds (together with the Net Cash Proceeds of all prior Casualty Events after the Closing Date that were not applied as set forth in this Section 5.7.5) of $25,000,000 or more, the Borrowers shall within five (5) Business Days following the receipt of proceeds of any casualty or other insurance proceeds or condemnation or similar awards apply an amount equal to 100% of such Net Cash Proceeds toward the prepayment of Loans;

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5.7.6Application of Payments; Application Among Interest Rate Options. ~~All~~So long as no Default or Event of Default has occurred and is continuing, all prepayments required pursuant to this Section 5.7 shall be applied first to the prepayment of Revolving Credit Loans, second to the prepayment of Swing Loans and then to the prepayment of the Term Loans. Any such prepayment resulting from circumstances described in Sections 5.7.1, 5.7.2, 5.7.3 (except as otherwise provided therein), or 5.7.5 shall not require a permanent reduction in Revolving Credit Commitments, while any prepayment resulting from circumstances described in Section 5.7.4 shall require a permanent reduction in the Revolving Credit Commitments in the full amount of each prepayment required to be made pursuant to such Section. Any prepayments applied to the Term Loans shall be applied to reduce pro rata the remaining scheduled quarterly amortization installments of principal of the Term Loan. All prepayments required pursuant to this Section 5.7.6 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a Euro-Rate Option, then to the Optional Currency Loans. In the event Net Cash Proceeds of any Asset Sale or Casualty Event, giving rise to a prepayment hereunder are identifiable as direct proceeds of assets of an iGo Entity, such corresponding Net Cash Proceeds shall be applied to reduce the then outstanding iGo Obligations in accordance with this Section 5.7.6 before reducing any other Obligations. In accordance with Section 5.10 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

5.8Increased Costs.

5.8.1Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement, which is addressed separately in this Section 5.8) or the Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender, the Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

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and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.8.3Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, the Issuing Lender or other Recipient or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.8 [Increased Costs] shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.8 [Increased Costs] for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

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5.8.5Additional Reserve Requirements. The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Loan under the Euro-Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans under the Euro-Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrowers shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

5.9Taxes.

5.9.1Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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5.9.5Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.9.7(ii)(A), 5.9.7(ii)(B)(ii) and 5.9.7(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a ~~U.S.~~US Borrower,

(A)any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) executed originals of a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership, and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

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(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

5.9.8Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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5.9.9UK Borrower.

(i)Notwithstanding anything else to the contrary in any other provision of this Section 5.9, in the case of any UK Loan, no payment by any Loan Party under any Loan Document to that Lender in connection with that UK Loan (an “Applicable UK Payment”) shall be increased pursuant to Section 5.9.2 by reason of any deduction or withholding on account of Taxes imposed by the United Kingdom (a “UK Tax Deduction”) and no Loan Party shall be liable to make any payment under Section 5.9.4 to a Lender as a result of or in connection with any such UK Tax Deduction if, on the date on which the Applicable UK Payment falls due:

(a)the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a Qualifying Lender but, on that date, that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(b)the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and:

(1)an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Borrower making the payment a certified copy of that Direction; and

(2)the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or

(c)the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and:

(1)the relevant Lender has not given a Tax Confirmation to the UK Borrower; and

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(2)the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(d)the relevant Lender is a Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without a UK Tax Deduction had the Lender complied with its obligations under paragraphs (ii)(a) and (c) below.

(ii)Without limiting the provisions of Section 5.9.7:

(a)a Treaty Lender and the UK Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a UK Tax Deduction and, upon satisfying a. or b. below, such Treaty Lender shall be deemed to have satisfied its obligations under this paragraph:

(1)a Treaty Lender which (a) is a Lender on the date of this Agreement (an “Original Lender”), and (b) holds a passport under the HMRC DT Treaty Passport scheme which it wishes to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in writing opposite its name in Schedule 1.1(B);

(2)a Treaty Lender which (a) is not an Original Lender, and (b) holds a passport under the HMRC DT Treaty Passport scheme which it wishes to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in writing to the UK Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement;

(b)within 30 days of a Treaty Lender satisfying (1) or (2) in paragraph (ii)(a) above, the UK Borrower shall duly complete and file an HM Revenue & Customs form DTTP2 which contains the Treaty Lender’s scheme reference number and jurisdiction of tax residence as notified to the UK Borrower in accordance with (1) or (2) in paragraph (ii)(a) above (a “UK Borrower DTTP Filing”);

(c)if a Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with (1) or (2) in paragraph (ii)(a) above and:

(1)the UK Borrower making a payment to that Treaty Lender has not made a UK Borrower DTTP Filing in respect of that Lender within the period provided for in paragraph (ii)(b) above; or

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(2)the UK Borrower making a payment to that Treaty Lender has made a UK Borrower DTTP Filing in respect of that Treaty Lender but:

(A)that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)HM Revenue & Customs has not given the UK Borrower authority to make payments to that Treaty Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing,

and in each case, the UK Borrower has notified that Treaty Lender in writing, that Treaty Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorisation to make that payment without a UK Tax Deduction;

(d)if a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with (1) or (2) in paragraph (ii)(a) above, no Loan Party shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees;

(e)the UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(iii)A Lender which is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender gives a Tax Confirmation to the UK Borrower by entering into this Agreement.

(iv)A Lender which a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

5.9.10Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

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(i)payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due) or any voluntary prepayment without the required notice,

(ii)attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments],

(iii)default by any Loan Party in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder; or

(iv)assignment of such Lender’s Loans to which a Euro-Rate Option applies pursuant to Section 5.6.2 [Replacement of a Lender] on a day other than the last day of the Interest Period therefor.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender within ten (10) Business Days after such notice is given.

5.11Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.3 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent may also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans (including the Closing Date) and on any mandatory prepayment dates and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.3 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

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5.12Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

5.13Indemnity in Certain Events. The obligation of Borrowers in respect of any sum due from Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

6.       REPRESENTATIONS AND WARRANTIES

6.1Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company (or foreign equivalent) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and (v) is in compliance with all Anti-Terrorism Laws. No Event of Default or Potential Default exists or is continuing. Each Loan Party owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Loan Party’s business as currently conducted. The use by each Loan Party and its Subsidiaries of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No claim has been made and remains outstanding that any Loan Party’s or its Subsidiary’s use of any Collateral does or may violate the rights of any third party that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

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6.1.2Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of the Loan Parties and each of their Subsidiaries, their respective jurisdictions of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in such Borrower (other than any Independent Shareholder of iGo), the amount, percentage and type of such equity interest (the “Borrowers Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively the “Equity Interests”). The Loan Parties and each Subsidiary of each Loan Party have good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

6.1.3Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms.

6.1.4No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents, except filings necessary to perfect Liens created by the Loan Documents.

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6.1.5Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.1.6Financial Statements.

(i)Historical Statements. The Borrowers have delivered to the Administrative Agent copies of Steel’s audited consolidated and consolidating financial statements for and as of the end of the fiscal year ended December 31, 2016 and Steel’s unaudited consolidated and consolidating statements of operations and balance sheets for the quarterly fiscal period ending June 30, 2017 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the management of Steel are correct and complete and fairly represent the consolidated financial condition of the Loan Parties as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, except for any changes required by GAAP, subject, in the case of unaudited statements, to adjustments described therein and, in the case of interim statements, to normal year-end audit adjustments and the absence of footnotes.

(ii)Accuracy of Financial Statements; No Material Adverse Change. Neither Steel, the Borrowers nor any of their respective Subsidiaries have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Steel or the Borrowers or any of their respective Subsidiaries which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Since December 31, 2016, no Material Adverse Change has occurred.

6.1.7Margin Stock. None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). To the extent proceeds of any Loan has been or will be used by any of the Loan Parties or any of their respective Subsidiaries, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock such activity will not be inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System (including without limitation, Regulation U), or the provisions of this Agreement.

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6.1.8Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition or results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement, Steel’s annual report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission or any report on Form 10-Q or 8-K thereafter filed or furnished by Steel with the Securities and Exchange Commission or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9Taxes. All federal, state, provincial, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision (in accordance with GAAP) has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

6.1.10Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without any known possible, alleged or actual conflict with the rights of others, except where such conflicts would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.1.11Liens in the Collateral. The Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein and, so long as (i) financing statements (including Fixture Filings) and other filings on file in the offices specified on Schedule 6 to the Perfection Certificate remain on file and (ii) the Administrative Agent takes possession or control of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by each Collateral Document), the Liens created by the Collateral Documents constitute fully perfected Liens on or Liens set up against third parties on, and security interests or hypothec in, all right, title and interest of the Loan Parties in the Collateral. The Liens created by the Patent, Trademark and Copyright Security Agreement, as filed in the United States Patent and Trademark Office, the United States Copyright Office, Companies House and the UK Intellectual Property Office (“UKIPO”) in the UK, and the Canadian Intellectual Property Office (“CIPO”), as applicable, constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Patent, Trademark and Copyright Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Patent, Trademark and Copyright Security Agreement) registered or applied for with the United States Copyright Office, UKIPO, and CIPO, as applicable, as the case may be. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute Prior Security Interests. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrowers.

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6.1.12Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

6.1.13ERISA Compliance.

(i)Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrowers and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(ii)No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code), other than the WHX Pension Plan, the Retirement Plan For Employees of JPS Industries Holdings LLC, the API Foils North America Pension Plan, and the API Group plc Pension and Life Assurance Fund, neither of such unfunded pension liabilities could reasonably be expected to result in any Material Adverse Change; (b) neither Borrowers nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) except as set forth on Schedule 6.1.13(c), neither Borrowers nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan (other than as previously disclosed to Administrative Agent in writing, with respect to which liability, Borrowers have represented that the corresponding aggregate liability shall, in no event, exceed $10,000,000); and (d) neither Borrowers nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

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(iii)With respect to any Canadian Pension Plan, to the best of the knowledge of the Borrowers, (1) the Canadian Pension Plans are duly registered under all applicable Federal and Provincial pension benefits legislation, (2) all statutory obligations of the Borrowers and Guarantors required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in all material respects and in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (3) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by the Borrowers and the Guarantors and fully paid into the Canadian Pension Plans in a timely fashion, (4) all material reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (5) there have been no improper withdrawals, or applications of, the assets of any of the Canadian Pension Plans, (6) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute, (7) the Canadian Pension Plans are fully funded in accordance with applicable law both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles), (8) none of the Canadian Pension Plans is the subject of an investigation, proceeding, action or claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim, (9) all contributions or premiums required to be made by the Borrowers and the Guarantors to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations and (10) none of the Loan Parties maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Defined Benefit Canadian Pension Plan.

6.1.14Environmental Matters. Except with respect to any matters that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or except as set forth on Schedule 6.1.14:

(i)Each Loan Party and each Subsidiary of each Loan Party, including each party’s respective operations, facilities and properties, are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses and other approvals as required under any Environmental Law;

(ii)Neither any Loan Party nor any Subsidiary of each Loan Party has become subject to or received any written notices or claims relating to Environmental Laws;

(iii)There are no circumstances, conditions or occurrences relating to any current or formerly owned or operated facility or property, including the Release or threatened Release of Regulated Substances, that would reasonably be expected to cause any Loan Party or any Subsidiary of any Loan Party to incur or be subject to any Environmental Liability;

(iv)To the knowledge of any Loan Party or any Subsidiary of any Loan Party, no other Person has caused, or permitted to occur, any Release, or treated or disposed of, or arranged for treatment or disposal of, any Regulated Substances at any current or formerly owned or operated facility or property.

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6.1.15Solvency. On the Closing Date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

6.1.16Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

6.1.17Labor Disputes. Set forth on Schedule 6.1.17 is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Loan Party and any union, labor organization or other bargaining agent in respect of the employees of the Loan Parties on the date hereof. There is no significant unfair labor practice complaint pending against any Loan Party or, to the best of the Loan Parties’ knowledge, threatened against it, before the National Labor Relations Board or similar foreign entity, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against the Loan Parties or, to the best of the Loan Parties’ knowledge, threatened against it. No significant strike, labor dispute, slowdown or stoppage is pending against any Loan Party or, to the best of the Loan Parties’ knowledge, threatened against any Loan Party.

6.2Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided, however, that the Borrowers may update Schedules 6.1.1 and 6.1.2 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

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7.1First Loans and Letters of Credit.

7.1.1Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (a) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct (A) in the case of representations and warranties qualified by materiality, in all respects and (B) in the case of other representations and warranties, in all material respects, (b) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (c) no Event of Default or Potential Default exists and (d) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent;

(ii)A certificate dated the Closing Date and signed by an Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate Official Body where such documents are filed with an Official Body together with certificates from the appropriate Official Body as to the continued existence and good standing of each Loan Party in each jurisdiction where organized or qualified to do business;

(iii)A solvency certificate from the chief financial officer of the Borrowers substantially in the form attached hereto as Exhibit 7.1.1;

(iv)This Agreement and each of the other Loan Documents and the Perfection Certificate(s) signed by an Authorized Officer;

(v)The executed legal opinions of (a) Olshan Frome Wolosky LLP, counsel for the Loan Parties, dated the Closing Date, (b) O’Neil, Cannon, Hollman, DeJong & Laing S.C., Wisconsin local counsel for the Loan Parties, dated the Closing Date (c) Stikeman Elliott LLP, Canadian local counsel for the Loan Parties, and (d) Squire Patton Boggs (UK) LLP, UK local counsel for the Administrative Agent, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(vi)Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance reasonably satisfactory to the Administrative Agent and its counsel naming the Administrative Agent for the benefit of the Secured Parties as additional insured and lender loss payee;

(vii)A duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrowers most recently ended prior to the Closing Date for which financial statements are available, signed by an Authorized Officer of the Borrowers, demonstrating that, after giving effect to the Transactions, as of the Closing Date the ~~Net~~ Leverage Ratio does not exceed 3.00 to 1.00;

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(viii)All material consents, regulatory approvals and licenses required to effectuate, the transactions and confirmation of an absence of any legal or regulatory prohibition with respect to, the transactions contemplated hereby;

(ix)Evidence that the credit facilities with PNC Bank, National Association, Wells Fargo Bank, National Association and HSBC have been terminated, and all outstanding obligations thereunder have been paid and all Liens securing such obligations have been released;

(x)Receipt of a business plan and budget of each of the Borrowers on a consolidated basis, including forecasts prepared by management, of consolidated balance sheets, statements of operations and (on an annual basis only) statements of cash flow, in form and substance reasonably satisfactory to the Administrative Agent, (x) on an annual basis through fiscal year 2021 and (y) on a quarterly basis through the quarter ending December 31, 2017;

(xi)The Administrative Agent shall have received:

(a)reasonably satisfactory evidence that all certificates, agreements or instruments representing or evidencing the Pledged Securities and Intercompany Notes (each as defined in the Security Agreement, Canadian Security Agreements, the UK Security Agreements, as applicable, and the Pledge Agreement), accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the Administrative Agent; provided that such certificates, agreements or instruments may be delivered within two Business Days of the Closing Date if not delivered on or prior to the Closing Date;

(b)[Reserved]

(c)reasonably satisfactory evidence that the Borrowers have used commercially reasonable efforts to obtain all the other certificates, agreements, including Control Agreements (as defined in the Security Agreement, the Canadian Security Agreements, or the UK Security Agreements, as applicable), or instruments necessary to perfect the Administrative Agent’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement or Canadian Security Agreements, as applicable, and to the extent required by such Agreements) and, if applicable, such certificates, agreements or instruments have been delivered to the Administrative Agent;

UCC and PPSA financing statements (including Fixture Filings) and UK filings in appropriate form for filing under the UCC, PPSA, UK Companies Act 2006, UK Land Charges Act 1972 and/or UK Land Registration Act 2002, as applicable, filings with the United States Patent and Trademark Office, United States Copyright Office, UK IP Office and Canadian Intellectual Property Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Collateral Documents;

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certified copies of UCC, PPSA, UK Companies House, UK Land Registry, United States Patent and Trademark Office and United States Copyright Office and Canadian Intellectual Property Office and UK IP Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens) after giving effect to the Transactions; and

(xii)Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2Payment of Fees. The Borrowers shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document, including reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

7.2Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations and warranties of the Loan Parties set forth in the Loan Documents shall then be true and correct (A) in the case of representations and warranties qualified by materiality, in all respects and (B) in the case of other representations and warranties, in all material respects, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, (iv) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be, (v) the Revolving Facility Usage does not exceed the Line Cap at such time, and (vi) in the case of any Loan or Letter of Credit to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Optional Currency) or the Issuing Lender (in the case of any Letter of Credit to be denominated in an Optional Currency) would make it impracticable for such Loan or Letter of Credit to be denominated in the relevant Optional Currency.

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8.       COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply at all times with the following covenants:

8.1Affirmative Covenants.

8.1.1Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited or unlimited liability company (or foreign equivalent) and its license or qualification and good standing in its jurisdiction of organization and in each other jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.], except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

8.1.2Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all Taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except (x) to the extent that such liabilities, including Taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (y) for a failure that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

8.1.3Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent.

8.1.4Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties and Equipment useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

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8.1.5Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties during normal business hours and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request; provided that each Lender shall provide the Borrowing Agent and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.6Keeping of Records and Books of Account. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Loan Parties to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Loan Parties, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Revolving Credit Loan Proceeds] and as permitted by applicable Law.

8.1.8Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce the Administrative Agent’s rights and remedies thereunder with respect to the Collateral.

8.1.9Anti-Terrorism Laws; International Trade Law Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrowers shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

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8.1.10Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

8.1.11Additional Guaranties and Collateral.

(i)With respect to any Collateral acquired after the Closing Date by any Loan Party (other than any property described in paragraphs (ii) or (iii) below) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a Prior Security Interest under the Collateral Documents, the Borrowers shall and shall cause such Loan Party to do the following within ten (10) Business Days (or such longer period as the Administrative Agent may permit) after the date of acquisition: (a) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent reasonably requests in order to grant a continuing Prior Security Interest to the Administrative Agent for the benefit of the Secured Parties in such property, (b) take all actions reasonably requested by the Administrative Agent and required by the Collateral Documents to grant to the Administrative Agent, for the benefit of the Secured Parties, a Prior Security Interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by Law or as may be reasonably requested by the Administrative Agent and (c) execute and deliver to the Administrative Agent any other documents reasonably requested by the Administrative Agent to document its rights hereunder and under the other Loan Documents.

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(ii)If any Borrower or Steel forms or acquires any Subsidiary (other than an Excluded Subsidiary) after the Closing Date, or any Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrowers shall cause such Subsidiary to do the following within ten (10) Business Days (or such longer period as the Administrative Agent may permit) after such Person becomes a Subsidiary or ceases to be an Excluded Subsidiary, as applicable: (a) execute and deliver to the Administrative Agent, a Guarantor Joinder and such amendments to this Agreement or the Guaranty Agreement and the Collateral Documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a Prior Security Interest in the Equity Interests in such Subsidiary that is owned by any Loan Party, (b) deliver to the Administrative Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (c) cause such Subsidiary (I) to become a party to this Agreement or the Guaranty Agreement and Collateral Documents as a grantor and a Borrower or Guarantor (as reasonably determined by Administrative Agent), including by executing and delivering to the Administrative Agent a Guarantor Joinder, and (II) to take such actions reasonably necessary and required by the Collateral Documents to grant to the Administrative Agent for the benefit of the Secured Parties, a Prior Security Interest in the Collateral as described in the Collateral Documents with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent, and (d) execute and deliver to the Administrative Agent any other documents reasonably requested by the Administrative Agent to document its rights hereunder and under the other Loan Documents, including opinions of counsel reasonably deemed appropriate or necessary by the Administrative Agent and such items as are consistent with Section 7 [Conditions of Lending and Issuance of Letters of Credit].

(iii)With respect to any Collateral existing on the Closing Date as to which the Administrative Agent, for the benefit of the Lenders, does not have a Prior Security Interest under the Collateral Documents on the Closing Date, the Borrowers shall and shall cause such Loan Party to do the following within ten (10) Business Days (or such longer period as the Administrative Agent may permit) after the Closing Date: (a) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent reasonably requests in order to grant a continuing Prior Security Interest to the Administrative Agent for the benefit of the Secured Parties in such personal property, (b) take all actions reasonably requested by the Administrative Agent and required by the Collateral Documents to grant to the Administrative Agent, for the benefit of the Secured Parties, a Prior Security Interest in such personal property as may be required by the Collateral Documents or by Law or as may be reasonably requested by the Administrative Agent and (c) execute and deliver to the Administrative Agent any other documents reasonably requested by the Administrative Agent to document its rights hereunder and under the other Loan Documents.

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8.1.12Canadian Pension Plans. The Borrowers shall (a) cause the Canadian Pension Plans to be administered in all material respects in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation, (b) not terminate, or cause to be terminated, any Canadian Pension Plan, if such plan would have a solvency deficiency on termination, (c) not maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Defined Benefit Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Defined Benefit Canadian Pension Plan, (d) promptly provide the Administrative Agent with any documentation relating to the Canadian Pension Plans as the Administrative Agent may reasonably request, and (e) shall notify the Administrative Agent within thirty (30) days of (i) a material increase in the liabilities of any Canadian Pension Plan, (ii) the establishment of a new registered pension plan or (iii) the commencement of payments of contributions to any Canadian Pension Plan to which the Borrowers had not previously been paying or contributing.

8.1.13Post-Closing Matters.

8.1.13.1On or before the date which is five (5) days following the Closing Date, unless extended by Administrative Agent in its sole discretion, Borrowers shall deliver or cause to be delivered to the Administrative ~~Agent~~ Agent a certificate from a senior officer of Atlantic Service Company, Limited confirming that no debt remains outstanding to Manufacturers Hanover Bank of Canada (or any successor entity thereto) and that the Registration No. 810421115488 filed in the Province of Manitoba against Atlantic Service Company, Limited in favour of Manufacturers Hanover Bank of Canada does not perfect any security interest.

8.1.13.2On or before the date which is thirty (30) days following the Closing Date, unless extended by Administrative Agent in its sole discretion, Borrowers shall deliver or cause to be delivered to the Administrative Agent evidence of discharge of the following PPSA registrations: (i) Registration No. 665102484 filed in the Province of Ontario against OMG Roofing, Inc. in favour of Wells Fargo Bank, National Association, as Trustee and Collateral Agent and (ii) Registration No. 808456F filed in the Province of Alberta against Atlantic Service Company, Limited in favour of Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

8.1.13.3On or before the date which is thirty (30) days following the Closing Date, unless extended by Administrative Agent in its sole discretion, Borrowers shall deliver or cause to be delivered to the Administrative Agent evidence of the following filings at the Canadian Intellectual Property Office: (i) Name change of OMG Roofing, Inc. to OMG, Inc. in respect of all items of Intellectual Property registered with the Canadian Intellectual Property Office; (ii) Name change of Continental Industries Inc. to East 74th Street Holdings, Inc. in respect of all items of Intellectual Property registered with the Canadian Intellectual Property Office; and (iii) Discharge of all security filed against the Loan Parties with the Canadian Intellectual Property Office in favour of Ableco Finance LLC, Canpartners Investments IV, LLC, Steel Partners II, LP and Steel Partners II Liquidating Series Trust –Series E.

8.1.13.4On or before the date which is thirty (30) days following the Closing Date, unless extended by Administrative Agent in its sole discretion, Borrowers shall have delivered to Administrative Agent a fully executed (i) deposit account control agreement, in form and substance satisfactory to Administrative Agent, with respect to the deposit accounts maintained by Loan Parties, or any of them, at each of Bank of America, N.A., Wells Fargo Bank, N.A., and Citizens Bank, N.A., if required pursuant to the terms of the Loan Documents, and (ii) securities account control agreement, in form and substance satisfactory to Administrative Agent, with respect to the accounts maintained by Loan Parties, or any of them, at Jefferies LLC.

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8.1.13.5On or before the date which is thirty (30) days following the Closing Date, Administrative Agent shall have received evidence that the Letter of Credit issued to API Americas Inc. by HSBC in the amount of $50,000 has been cancelled.

8.1.13.6Loan Parties shall use commercially reasonable efforts to deliver to Administrative Agent on or before the date which is sixty (60) days following the Closing Date, an executed landlord’s waiver or other lien waiver agreement in form and substance satisfactory to Administrative Agent, from the lessor, warehouse operator, consignor, or other applicable Person to whom Collateral is consigned or who has custody, control, or possession of any Collateral, for each Collateral location at which Borrowers maintain assets having a value in excess of $1,000,000. All such locations are listed on Schedule 8.1.13 attached hereto.

8.1.13.7On or before the date which is sixty (60) days following the Closing Date, unless extended by Administrative Agent in its sole discretion, Administrative Agent shall have received evidence satisfactory to Administrative Agent that each of the issues identified on Schedule 8.1.13.7 with respect to the corresponding intellectual property have been addressed in a manner reasonably satisfactory to the Administrative Agent.

8.1.13.8On or before November 14, 2018, unless extended by Administrative Agent in its sole discretion, Borrowers shall provide evidence to Administrative Agent that the HSBC Facilities have been terminated, which shall include, without limitation, a payoff letter satisfactory to Administrative Agent in which HSBC releases all Liens relating thereto.

8.1.13.9On or before the date which is thirty (30) days following the Closing Date, unless extended by Administrative Agent in its sole discretion, Administrative Agent shall have received (i) an endorsement to Loan Parties’ property insurance policies naming Administrative Agent as lender loss payee with respect to each such policy and an endorsement to Loan Parties’ liability insurance policies naming Administrative Agent as additional insured with respect to each such policy, and in each case such endorsements shall be in form and substance satisfactory to Administrative Agent and (ii) foreign qualifications of each of the Loan Parties, as applicable.

8.1.13.10On or before the date which is thirty (30) days following the Closing Date, unless extended by Administrative Agent in its sole discretion, Administrative Agent shall have received a completed schedule to the Pledge Agreement, addressing in a manner reasonably satisfactory to the Administrative Agent each of the issues identified therein with respect to the corresponding pledged shares, together with stock certificates, stock powers executed in blank for each certificated share and an issuer’s acknowledgment for each entity not previously delivered to Administrative Agent.

8.1.14Field Exams. If requested by the Administrative Agent, once per fiscal year of the Borrowers at any time as determined by the Administrative Agent, the Loan Parties will permit the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Administrative Agent, and, unless an Event of Default then exists and is continuing, on reasonable prior notice and during normal business hours, to conduct field examinations or updates thereof to ensure the adequacy of the Collateral included in the related reporting and control systems; provided that, if an Event of Default has occurred and is continuing during any calendar year there shall be no limitation as to the number and frequency of such field examinations during such calendar year and all such field examinations shall be at the sole expense of the Borrowers. For purposes of this Section 8.1.14, it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets.

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8.2Negative Covenants.

8.2.1Indebtedness. Neither Steel nor Borrowers shall, nor shall they permit any of their Subsidiaries, other than WebBank, to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)Indebtedness under the Loan Documents;

(ii)Existing Indebtedness as set forth on Schedule 8.2.1 and Permitted Refinancings and guarantees thereof;

(iii)Purchase Money Indebtedness, and Permitted Refinancings thereof, in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(iv)Indebtedness owing to Steel, any Borrower or any of their Subsidiaries permitted under Section 8.2.4(iv) [Loans and Investments]; provided that any such Indebtedness shall be evidenced by the Global Intercompany Note;

(v)Any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge, (iii) other Interest Rate Hedge or Foreign Currency Hedge approved by the Administrative Agent, (iv) Indebtedness under any Other Lender Provided Financial Service Product, or (v) Indebtedness under a commodities trading agreement entered into for the purpose of hedging precious metals inventory and not for speculative purposes; provided that the amount of such Indebtedness or other obligations of such Loan Party outstanding does not increase other than as a result of fluctuations in commodity prices or by reason of fees and expenses payable in connection therewith; provided, however, the Borrowers and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge or another Interest Rate Hedge, Lender Provided Foreign Currency Hedge, Foreign Currency Hedge, or another Interest Rate Hedge only for hedging (rather than speculative) purposes;

(vi)Indebtedness constituting Consigned Precious Metal Indebtedness in an amount not to exceed the Maximum Precious Metal Consignment Amount;

(vii)Endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(viii)Indebtedness in respect of deposits or advances received in the ordinary course of business;

(ix)Except as otherwise permitted by Sections 8.2.1 (xiv) below, Indebtedness of Foreign Subsidiaries (which are not Loan Parties) in an aggregate principal amount not to exceed $50,000,000 in the aggregate at any time outstanding for the working capital and operational needs of such Foreign Subsidiaries and for Permitted Acquisitions, whether constituting loans by UK Borrower to API Group plc and its Subsidiaries or loans from third party financing sources to such Foreign Subsidiaries; provided, however, that except as otherwise permitted by Sections 8.2.1 (xiv) below, Indebtedness from third party financing sources to any Foreign Subsidiaries shall not exceed $15,000,000 in the aggregate at any time outstanding;

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(x)the OMG Mortgage Debt in the aggregate principal amount thereof outstanding on the Closing Date after giving effect to the Transactions, less the aggregate principal amount of all repayments, repurchases or redemptions thereof after the date hereof, whether optional or mandatory;

(xi)any Guaranty permitted by Section 8.2.4 [Loans and Investments] by any Loan Party of the Indebtedness of any Subsidiary of the Borrowers permitted under this Section 8.2.1; provided however that no Loan Party, other than Handy & Harman Group Ltd. and its Subsidiaries, shall be permitted to guaranty any Consigned Precious Metal Indebtedness;

(xii)Indebtedness in an aggregate principal amount not to exceed $25,000,000 for the purpose of financing the purchase of an aircraft;

(xiii)To the extent constituting Indebtedness, the issuance of preferred units by Steel in connection with a Permitted Acquisition, either (i) up to $50,000,000 on the same terms as the preferred units of Steel outstanding on the date hereof, provided that the Specified Transaction Requirements shall have been satisfied or (ii) under terms and conditions satisfactory to the Administrative Agent, including but not limited to tenor, mandatory cash redemption requirements and cash coupon requirements, if any;

(xiv)Indebtedness of UK Borrower constituting the UK Swing Line;

(xv)[Reserved];

(xvi)other Indebtedness (other than the issuance of Disqualified Stock) in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

(xvii)Notwithstanding anything to the contrary set forth in this Section 8.2.1 [Indebtedness], unless and until each iGo Entity is wholly owned, directly or indirectly, by Borrowing Agent, and the iGo Obligations are no longer limited pursuant to Section 1.6 [Limitation on Liability of iGo] above, the iGo Entities shall not be permitted to incur any Indebtedness that may otherwise be permitted pursuant to this Section 8.2.1 [Indebtedness] clauses (iii), (iv), (v), (vi), (xii) or (xvi), all of which clauses shall be deemed inapplicable to the iGo Entities, provided, however, that the iGo Entities may incur Purchase Money Indebtedness and Permitted Refinancings thereof, in an aggregate principal amount not to exceed $500,000 at any time outstanding, provided, further, however, that the iGo Entities shall be permitted to incur Indebtedness under clause (iv) above only to the extent such corresponding Investment by the Loan Parties is expressly permitted by Section 8.2.4(iv) [Loans and Investments] below.

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8.2.2Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its respective Subsidiaries, other than WebBank, to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3Prepayments or Amendments of Other Indebtedness.

8.2.3.1The Borrowers shall not, and shall not permit any of their respective Subsidiaries, other than WebBank, to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness of the Loan Parties, except (a) the prepayment of the Loans in accordance with the terms of this Agreement, (b) any payment in the form of Capital Stock (other than Disqualified Stock) of the Borrowers or Steel, including by conversion of such Material Indebtedness into such Capital Stock, (c) so long as no Potential Default or Event of Default exists and the pro forma ~~Net~~ Leverage Ratio, after giving effect to such payment, would not be greater than 3.25:1, payments in connection with Steel Partners Holdings L.P. preferred units, (d) so long as no Potential Default or Event of Default exists and the pro forma ~~Net~~ Leverage Ratio, after giving effect to such payment, would not be greater than 3.25:1, payments in connection with WebFinancial Holding Corporation’s preferred stock, (e) Permitted Refinancings of Material Indebtedness and (f) prepayments of Indebtedness owing to a Borrower or any of its Subsidiaries permitted under Section 8.2.4(iv) [Loans and Investments] other than such prepayment not permitted by the Global Intercompany Note.

8.2.3.2The Borrowers shall not, and shall not permit any Subsidiary, other than WebBank, to, amend, supplement or otherwise modify any provision of any document governing Material Indebtedness in any manner that is adverse in any material respect to the interests of the Lenders.

8.2.4Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, at any time make or suffer to remain outstanding any loan or advance to, Guaranty the obligations of, or purchase, acquire or own any Capital Stock, bonds, notes or securities of, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, (each an “Investment”), except:

(i)trade credit extended on usual and customary terms in the ordinary course of business;

(ii)Investments in the form of Cash Equivalents;

(iii)Investments in the Capital Stock of Subsidiaries existing on the date hereof, and other Investments existing on the date hereof and set forth on Schedule 8.2.4;

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(iv)(A) Investments in any Loan Party, (B) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary and (C) Investments by any Loan Party in any Non-Guarantor Subsidiary in the ordinary course of business and to the extent permitted to be incurred by Section 8.2.1(x) hereof, provided, however, that unless and until each iGo Entity is wholly owned, directly or indirectly, by Borrowing Agent and the iGo Entities are jointly and severally liable for all of the Obligations, no Loan Party may make any Investments in the iGo Entities without the express written consent of the Administrative Agent and the Required Lenders;

(v)loans and advances by any Loan Party to employees of such Loan Party not to exceed the principal amount of $250,000 in the aggregate at any time outstanding for: (A) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Loan Party and (B) reasonably and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(vi)obligations of account debtors to the Borrowers or any of their respective Subsidiaries arising in the ordinary course of business, and stock or obligations (including promissory notes) issued to the Borrowers or any of their Subsidiaries by any Person (or the representative of such Person) in respect of obligations of such Person owing to the Borrowers or their Subsidiaries (which obligations arose as accounts receivable in the ordinary course of business) in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a compromise or settlement of the obligations of such Person;

(vii)any loans or advances to Handy or Steel made in lieu of dividends or distributions to Handy or Steel pursuant to Sections 8.2.5(iv), (v) and (vi) [Dividends and Related Distributions] and not in excess of the amount permitted thereunder, if any (it being understood that any loans or advances pursuant to this clause (vii) outstanding at any time shall count toward the dividends and distributions made pursuant to Section 8.2.5(iv) and (v) [Dividends and Related Distributions]); provided that any such loans or advances shall be evidenced by the Global Intercompany Note;

(viii)Permitted Acquisitions;

(ix)any Lender Provided Interest Rate Hedge or Foreign Currency Hedge or Indebtedness under any Other Lender Provided Financial Service Product;

(x)direct or indirect Investments in WebBank in an aggregate amount not to exceed $35,000,000 so long as the ~~Net~~ Leverage Ratio both before and after giving pro forma effect to any such Investment does not exceed 3.25 to 1.00;

(xi)the transfer of the Capital Stock of a Foreign Subsidiary to a Non-Guarantor Subsidiary in connection with Permitted Foreign Subsidiary Restructuring Transactions;

(xii)the purchase of Marketable Securities in the ordinary course of business;

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(xiii)~~subject to the limitations in clause (iv) above with respect to Investments made to or for the benefit of the iGo Entities, Investments not otherwise set forth herein and not related in any way, either directly or indirectly, to WebBank, so long as the Net Leverage Ratio both before and after giving pro forma effect to any such Loan or Investment does not exceed 3.25 to 1.00; and~~[RESERVED]; and

(xiv)Steel Excel, Inc. or another Loan Party that is a U.S. Person may make Investments by acquiring additional shares of the Capital Stock of iGo pursuant to documentation in form and substance satisfactory to Administrative Agent, provided (i) that no Default or Event of Default then exists and (ii) the Specified Transaction Requirements are satisfied.

8.2.5Dividends and Related Distributions. The Loan Parties shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its Capital Stock, on account of the purchase, redemption, retirement or acquisition of its Capital Stock, except:

(i)dividends or other distributions (A) to a Loan Party and (B) by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary;

(ii)dividends or other distributions payable in the form of Capital Stock of a Borrower (other than Disqualified Stock);

(iii)so long as no Potential Default or Event of Default exists, in conjunction with a dividend or other distribution made by iGo to Steel Excel, Inc., corresponding dividends or distributions otherwise payable to any Independent Shareholder of iGo in an amount limited to their pro rata shares of such dividends or distributions based on their respective proportionate ownership interests;

(iv)dividends or other distributions to API Group plc (including to the extent not otherwise permitted by the terms of this Agreement, dividends and distributions made by API Americas Inc. and API (USA) Holdings Ltd. to Excluded Subsidiaries of API Group plc, for ultimate dividend or distribution to API Group plc, so long as such dividends and distributions are ultimately received by API Group plc), Handy, or Steel, in an aggregate amount not to exceed $15,000,000 per calendar year to be used by API Group plc, Handy, or Steel primarily to pay Administrative Expenses;

(v)so long as (i) no Potential Default or Event of Default exists and (ii) both before and after giving pro forma effect to such dividends or distributions, the ~~Net~~ Leverage Ratio does not exceed 3.25 to 1.00, dividends and other distributions to API Group plc (including to the extent not otherwise permitted by the terms of this Agreement, dividends and distributions made by API Americas Inc. and API (USA) Holdings Ltd. to Excluded Subsidiaries of API Group plc, for ultimate dividend or distribution to API Group plc, so long as such dividends and distributions are ultimately received by API Group plc) or by Steel to the holders of its Capital Stock;

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(vi)so long as no Potential Default or Event of Default exists, dividends and other distributions to Handy the proceeds of which are used solely to make contributions to the WHX Plan, which amounts (x) shall not exceed the minimum required contribution to the WHX Plan under Section 412 of the Code due on the date of such dividend or distribution and (y) shall not count toward the amount of dividends or other distributions to Handy permitted under clauses (iv) and (v) of this Section 8.2.5; and

(vii)so long as no Potential Default or Event of Default exists, dividends and other distributions to API Group plc (including to the extent not otherwise permitted by the terms of this Agreement, dividends and distributions made by API Americas Inc. and API (USA) Holdings Ltd. to Excluded Subsidiaries of API Group plc, for ultimate dividend or distribution to API Group plc, so long as such dividends and distributions are ultimately received by API Group plc) the proceeds of which are used solely to make contributions to the UK Plan, which amounts (x) shall not exceed the contributions paid at the date of this agreement (subject to any increase which may be agreed between API Group plc and the trustees of the UK Plan to repay any future increase in the funding deficit) and (y) shall not count toward the amount of dividends or other distributions to API Group plc permitted under clauses (iv) and (v) of this Section; and

(viii)so long as no Potential Default or Event of Default exists, distributions by (a) Steel to the holders of its preferred units in accordance with the terms of its partnership agreement and (b) WebFinancial Holding Corporation to the holders of its preferred units in accordance with the terms of its certificate of designation; and

(ix)the forgiveness of loans owing by (A) any Loan Party to any other Loan Party, (B) any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary and (C) any Loan Party to any Non-Guarantor Subsidiary, in each case outstanding on the Closing Date, and any deemed non-cash dividend in connection with such forgiveness.

8.2.6Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger, consolidation or amalgamation, or make any Acquisition; provided that:

(i)any Subsidiary may merge or consolidate with and into a Borrower; provided that such Borrower shall survive such merger or consolidation;

(ii)any Non-Guarantor Subsidiary may merge, consolidate or amalgamate with any other Non-Guarantor Subsidiary;

(iii)any Subsidiary of a Borrower may merge, consolidate or amalgamate with any Guarantor; provided that a Guarantor shall survive such merger, consolidation or amalgamation;

(iv)so long as no Event of Default or Potential Default exists, any Subsidiary of the Borrowers may dissolve, liquidate or wind-up its affairs if (x) the Loan Parties determine in good faith that such dissolution, liquidation or winding-up is in the best interest of the Loan Parties and not materially disadvantageous to the Lenders and (y) all of such Subsidiary’s assets are distributed to a Loan Party (or, in the case of the dissolution, liquidation, or winding up the affairs of a Non-Guarantor Subsidiary to another Subsidiary); and

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(v)any Loan Party may make an Acquisition (including by merger, consolidation or amalgamation) (each a “Permitted Acquisition”); provided that each of the following requirements is met:

(A)in the case of any Acquisition of a Person, such Person will be wholly owned, directly or indirectly, by a Borrower;

(B)in the case of any Acquisition of a Person, such Person is not a regulated bank entity (and for avoidance of doubt, no Acquisition of a regulated bank entity by a Loan Party or any Subsidiary of any Loan Party, shall be deemed a Permitted Acquisition);

(C)the Specified Transaction Requirements are satisfied; and

(D)the Loan Parties shall deliver to the Administrative Agent at least ten (10) Business Days (or, in the case of any Acquisition where, prior to the consummation of the Acquisition, the Consolidated Adjusted EBITDA of the Person being acquired is less than 10% of the Consolidated Adjusted EBITDA of the Loan Parties, such later date as acceptable to the Administrative Agent in its discretion) before the consummation of such Acquisition all relevant financial information with respect to the Person or assets being acquired provided to the Loan Parties by the Person being acquired or the Person selling such assets reasonably requested by the Administrative Agent, including in connection with any Acquisition involving aggregate consideration in excess of $25,000,000, audited financial statements of the Person or business acquired or a quality of earnings or similar due diligence report (by a nationally recognized accounting firm and otherwise in form and substance reasonably satisfactory to the Administrative Agent) with respect to the financial information of the Person or business acquired. The Loan Parties shall also deliver to the Administrative Agent at least ten (10) Business Days before such Permitted Acquisition copies of any material agreements entered into or proposed to be entered into by the Loan Parties in connection with such Permitted Acquisition and all other information related to such Permitted Acquisition as reasonably requested by the Administrative Agent, including environmental reports.

8.2.7Dispositions of Assets or Subsidiaries. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make any Disposition, except:

(i)sales of inventory in the ordinary course of business;

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(ii)any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the business of such Borrower or its respective Subsidiaries;

(iii)any sale, transfer or lease of assets (A) permitted by Section 8.2.4 [Loans and Investments] or 8.2.5 [Dividends and Related Distributions], (B) to a Loan Party or (C) by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary; provided however, that unless and until each iGo Entity is wholly owned, directly or indirectly, by Borrowing Agent and the iGo Entities are jointly and severally liable for all of the Obligations, no sale, transfer or lease of assets may be made by any Loan Party (other than the iGo Entities) to any iGo Entity, without the express written consent of the Administrative Agent and the Required Lenders ;

(iv)any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.14 [Limitation on Negative Pledge Clauses]; provided such substitute assets are subject to the Lenders’ Prior Security Interest;

(v)any Disposition; provided that (x) the Specified Transaction Requirements are satisfied and (y) the Net Cash Proceeds are applied in accordance with the provisions of Section 5.7.3 [Sale of Assets];

(vi)sales of Specified Factored Accounts by a Borrower or Guarantor to a Factor, so long as the following terms and conditions are satisfied: (A) the aggregate face amount of Specified Factored Accounts which may be sold by the Borrower and Guarantors shall not exceed an amount, at any time, equal to 10% of the Loan Parties’ aggregate sales revenues, measured quarterly on a trailing 12 month basis; (B) any sale or transfer of Specified Factored Accounts shall be without any recourse, offset or claim of any kind or nature to or against any Loan Party, the Administrative Agent or any Lender; (C) no Potential Default or Event of Default shall exist; and (D) the Factoring Documents are in form and substance satisfactory to Administrative Agent; and

(vii)the transfer by a Borrower or any Subsidiary (other than a Foreign Subsidiary, iGo or any iGo Entity) of any Equipment to any Foreign Subsidiary; provided that the fair market value of all such Equipment transferred pursuant to this clause (vii) does not exceed $10,000,000 in the aggregate.

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8.2.8Affiliate Transactions. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or carry out any transaction with or for the benefit of any Affiliate (including purchasing property or services from or selling property or services to any such Affiliate), except (i) any transaction that is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable terms no less favorable to such Borrower or Subsidiary than such Borrower or Subsidiary would obtain in a comparable arm’s length transaction with an unaffiliated person, (ii) transactions between or among Loan Parties not involving any Affiliate of any Loan Party that is not a Loan Party, (iii) Investments permitted by Section 8.2.4(iv) [Loans and Investments] and dividends, distributions or other payments permitted under Section 8.2.5 [Dividends and Related Distributions], (iv) transactions pursuant to and payments of fees, indemnities and expenses to Steel or its Affiliates pursuant to the Management Services Agreements as in effect on the Closing Date or as thereafter amended in a manner not materially adverse to the Lenders, (v) customary success payments to Steel or its Affiliates made for financial advisory, financing, underwriting or placement services in respect of acquisitions, divestitures and financings; provided that (x) such payments are approved by a majority of the disinterested members of the Board of Directors each Borrower in good faith and (y) in the case of each transaction for which a payment is due, such payments when taken together with all payments to any other person providing financial advisory, financing, underwriting or placement services in respect of such transaction, do not exceed 2.5% of the overall transaction value (it being understood that no transaction fees shall be paid to Steel or its Affiliates unless the requirements of this clause (vi) are satisfied), (vi) the payment of Administrative Expenses; provided that the amount of payments under this clause (vi) when taken together with (x) the Investments made under Section 8.2.4(vii) [Loans and Investments] and (y) the dividends or other distributions made in lieu thereof under Section 8.2.5(iv) [Dividends and Related Distributions], shall not exceed $15,000,000 per calendar year, and (vii) issuance of incentive units by Steel pursuant to that certain Incentive Unit Agreement by and between Steel and SPH SPV-I, LLC, effective as of May 11, 2012.

8.2.9Subsidiaries, Partnerships and Joint Ventures. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to own or create directly or indirectly any Subsidiaries unless no Potential Default or Event of Default exists or would result therefrom.

8.2.10Continuation of or Change in Business. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, engage in any business (an “Unrelated Business”) other than the businesses of the Borrowers and their Subsidiaries on the date hereof and any business reasonably related, ancillary or complementary to such businesses; provided that the following shall not be subject to the foregoing restriction: (i) a business or Subsidiary that is acquired after the Closing Date in a Permitted Acquisition (which shall, for the avoidance of doubt, satisfy the Specified Transaction Requirements) and (ii) an Unrelated Business that is engaged in by the Borrowers or any of their Subsidiaries; provided that, in the case of this clause (ii), the Specified Transaction Requirements are satisfied.

8.2.11Fiscal Year. The Borrowers shall not, and shall not permit any of their Subsidiaries to, change their fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.12Issuance of Stock. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, (i) issue additional Equity Interests if, as a result of any such issuance, a Change of Control would occur; provided that in connection with the issuance of additional Equity Interests permitted hereunder, the Loan Parties shall comply with any applicable requirements of the Collateral Documents; or (ii) issue any Disqualified Stock (other than to any Loan Party).

8.2.13Changes in Organizational Documents. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in a manner materially adverse to the Lenders.

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8.2.14Limitation on Negative Pledge Clauses. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, enter into with any Person any agreement, other than this Agreement and the other Loan Documents, which prohibits or limits the ability of the Borrowers or any of such Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property (including, for the avoidance of doubt, real property), assets or revenues, whether now owned or hereafter acquired, in favor of the Administrative Agent or the Lenders; provided that any Loan Party and its Subsidiaries may enter into any such agreement to the extent that (i) such agreement is in connection with a Lien permitted by clause (viii) of the definition of Permitted Liens or a sale of assets (including Equity Interests in Subsidiaries) permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries] and any such prohibitions or limitations apply only to the property encumbered by such Lien or subject to such sale (and, in the case of a sale of the Equity Interest in a Subsidiary, the property of such Subsidiary) and (ii) such agreement is a contract, license or lease entered into pursuant to the reasonable business requirements of such Loan Party which includes customary provisions prohibiting or restricting assignment or the granting of Liens on the rights contained therein.

8.2.15Limitations on Restrictions Affecting Subsidiaries. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Loan Party to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Loan Party or any Subsidiary of such Loan Party, (b) make loans or advances to such Loan Party or any Subsidiary of such Loan Party, (c) transfer any of its properties or assets to such Loan Party or any Subsidiary of such Loan Party or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Loan Party or any Subsidiary of such Loan Party, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Loan Party or any Subsidiary of a Loan Party and (v) the extension or continuation of contractual obligations in existence on the date hereof; provided that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to the Administrative Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

8.2.16Maximum Leverage Ratio. The Borrowers shall not permit the Leverage Ratio, calculated as of the end of each fiscal quarter, to exceed (i) 4.00 to 1.00 for the fiscal quarters ending December 31, 2017 and March 31, 2018, (ii) 4.25 to 1.00 for the fiscal quarters ending June 30, 2018, September 30, 2018 and December 31, 2018 and (iii) ~~4.00~~4.25 to 1.00 as of the end of each fiscal quarter thereafter; provided, however, that notwithstanding the foregoing, following a Material Acquisition, Borrowers shall not permit the Leverage Ratio, calculated as of the end of each of the four (4) fiscal quarters immediately following such Material Acquisition (which, for the avoidance of doubt, shall commence with the fiscal quarter in which such Material Acquisition is consummated), to exceed ~~4.25~~4.50 to 1.00.

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8.2.17~~Maximum Net Leverage Ratio. The Borrowers shall not permit the Net Leverage Ratio, calculated as of the end of each fiscal quarter, to exceed (i) 3.75 to 1.00 for the fiscal quarters ending December 31, 2017 and March 31, 2018, (ii) 4.00 to 1.00 for the fiscal quarters ending June 30, 2018, September 30, 2018 and December 31, 2018 and (iii) 3.75 to 1.00 as of the end of each fiscal quarter thereafter; provided, however, that notwithstanding the foregoing, following a Material Acquisition, Borrowers shall not permit the Net Leverage Ratio, calculated as of the end of each of the four (4) fiscal quarters immediately following such Material Acquisition (which, for the avoidance of doubt, shall commence with the fiscal quarter in which such Material Acquisition is consummated), to exceed 4.25 to 1.00.~~ Division. Notwithstanding anything to the contrary contained herein, no Loan Party may (i) divide or enter into any plan of division pursuant to section 18-217 of the Delaware Limited Liability Company Act or any similar stature or provision under any Applicable Law or otherwise, (ii) dispose of any property through a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law or (iii) make any payment or distribution pursuant to a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

8.2.18Minimum Interest Coverage Ratio. The Borrowers shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2017, to be less than 3.50 to 1.00.

8.3Reporting Requirements. The Borrowers will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly unaudited financial statements of Steel, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of operations and comprehensive income for the fiscal quarter then ended and the fiscal year through that date and for the corresponding periods in the preceding fiscal year and cash flows for the fiscal year through that date and for the corresponding period in the preceding fiscal year, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, except for any change in accounting principles required by GAAP. The Borrowers shall deliver a certificate with such financial statements showing the bridge between the financial statements delivered pursuant hereto and the financial statements of the Loan Parties together with any Excluded Subsidiaries, the aggregate Consolidated EBITDA of which Excluded Subsidiaries does not exceed $1,000,000.

8.3.2Annual Financial Statements.

(a)As soon as available and in any event within 90 days after the end of each fiscal year of the Loan Parties, annual unaudited financial statements of the Loan Parties, together with any Excluded Subsidiaries, the aggregate Consolidated EBITDA of which Excluded Subsidiaries does not exceed $1,000,000, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of operations and cash flows for the fiscal year then ended and as of and for the preceding fiscal year, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by an Authorized Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, except for any change in accounting principles required by GAAP.

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(b)As soon as available and in any event within 90 days after the end of each fiscal year of Steel, annual audited financial statements of Steel consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of operations and comprehensive income, equity holders’ equity and cash flows for the fiscal year then ended and as of any for the preceding fiscal year, all in reasonable detail and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Borrowers shall deliver a certificate with such financial statements showing the bridge between the financial statements delivered pursuant to this Section 8.3.2(b) and the financial statements delivered pursuant to Section 8.3.2(a), with such analysis validated by an independent third party, in a manner agreed to by Administrative Agent.

8.3.3Certificate of the Borrowers. Concurrently with the quarterly financial statements for the first three fiscal quarters in each fiscal year and the annual financial statements furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) from the Borrowing Agent on behalf of all Borrowers signed by an Authorized Officer of the Borrowing Agent, in the form of Exhibit 8.3.3.

8.3.4Notices.

8.3.4.1Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $10,000,000 or which if adversely determined would constitute a Material Adverse Change.

8.3.4.3Organizational Documents. Promptly after the effectiveness thereof, notice of any amendment to the organizational documents of any Loan Party.

8.3.4.4Erroneous Financial Information. Immediately in the event that the Borrowers or their accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrowers propose to take with respect thereto.

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8.3.4.5ERISA Event. Immediately upon the occurrence of any ERISA Event, or Canadian Pension Termination Event, notice in writing setting forth the details thereof and the action which the applicable Loan Party proposes to take with respect thereto.

8.3.4.6Material Indebtedness. Promptly after (i) any officer of any Loan Party has learned of the occurrence of an event of default or potential default under any Material Indebtedness of a Loan Party or any of their respective Subsidiaries, notice in writing setting forth the details thereof and the actions such Loan Party or such Subsidiary proposes to take with respect thereto, and (ii) any amendment, supplement or waiver to any documentation governing any Material Indebtedness, a copy thereof.

8.3.4.7Other Reports. Promptly upon their becoming available to the Loan Parties:

(i)Annual Budget. The annual budget and any forecasts or projections of each of the Borrowers (and a “bridge” between the two sets of forecasts or projections), to be supplied not later than sixty (60) days after the commencement of the fiscal year to which any of the foregoing may be applicable.

(ii)Management Letters. Any reports including management letters submitted to the Borrowers, or any of them, by independent accountants in connection with any annual, interim or special audit.

(iii)SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by Steel or any of the Loan Parties with the Securities and Exchange Commission, except to the extent they are publicly available on its website.

(iv)WHX Plan. (a) Actuarial valuation reports related to the WHX Plan performed by Willis Towers Watson or another firm reasonably satisfactory to the Administrative Agent; provided that such report shall be required on an annual basis and delivered not later than October 15 of the year following completion of the fiscal year to which such report may be applicable or such other date as such report is required by Law, (b) any amendments to the WHX Plan, (c) any agreement or material correspondence with the PBGC, (d) copies of the annual report (Form 5500 Series) filed with the IRS with respect to the WHX Plan and (e) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent may reasonably request, except to the extent they are publicly available.

(v)Reportable Compliance Event. The occurrence of a Reportable Compliance Event.

(vi)Consigned Precious Metal Monthly Reports. Within ten (10) days after the end of each month, Borrowers shall send a report in writing to Administrative Agent, in the same form as required to be delivered to Scotiabank, setting out the quantity and quality of the Consigned Precious Metal held by Lucas Milhaupt, Inc. (and any other Loan Party) along with the locations where such Consigned Precious Metal is being held.

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(vii)Other Information. Such other reports and information (including any supporting and additional information related to the Collateral substantially consistent with the due diligence information provided by the Loan Parties prior to the Closing Date and including any material agreements entered into following the Closing Date) as the Administrative Agent or any of the Lenders may from time to time reasonably request.

8.4UK Pension Matters.

(i)Administrative Agent and Lenders acknowledge and agree that the provisions hereof relating to ERISA shall not apply to any UK Borrower or UK Guarantor.

(ii)The UK Borrower shall ensure that (1) neither it nor any UK Guarantor is an employer (for the purpose of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Act 2004), other than, in the case of API Group plc, the UK Plan, (2) that the UK Plan is funded in accordance with Part 3 of the Pensions Act 2004 and (3) no action or omission is taken by any member of the API Group in relation to such a pension scheme which has resulted or reasonably could be expected to result in a material adverse effect on the ability of it and the UK Guarantors (taken as a whole) to perform their obligations under the Loan Documents (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the API Group ceasing to employ any member of such a pension scheme).

(iii)The UK Borrower shall promptly notify the Administrative Agent of any material change in the rate of contributions to any pension schemes mentioned in (ii) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(iv)The UK Borrower shall as soon as it becomes aware, notify the Administrative Agent of any investigation or proposed investigation by the UK Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any member of the API Group.

(v)The UK Borrower shall as soon as it becomes aware, notify the Administrative Agent if it or any UK Guarantor receives a Financial Support Direction or a Contribution Notice from the UK Pensions Regulator.

8.5UK PSC Register. The UK Borrower and any UK Guarantor which has at any time granted any security under the Security Agreements over the shares held or owned by it in the capital of any other UK Guarantor shall, within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any UK Guarantor whose shares are the subject of the Transaction Security and promptly provide the Administrative Agent with a copy of that notice.

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9.       DEFAULT

9.1Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1Payments Under Loan Documents. The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been untrue or misleading in any material respect as of the time it was made or furnished;

9.1.3Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.16 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.1.4Breach of Negative Covenants or Visitation Rights. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.1 [Preservation of Existence, Etc.] (with respect to the legal existence of the Loan Parties), Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws; International Trade Law Compliance] or, Section 8.2 [Negative Covenants], Section 8.3.4.1 [Default];

9.1.5Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days;

9.1.6Defaults in Other Agreements or Indebtedness. A breach, default or event of default shall occur at any time under the terms of any other agreement governing any Material Indebtedness, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, to the extent not cured) any such Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any such Indebtedness or the termination of any commitment to lend;

9.1.7Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.8Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or any security interest and Lien purported to be created by any Collateral Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Collateral Document (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Collateral Document)) in favor of the Administrative Agent, or shall be asserted by Borrowers or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Collateral Document) security interest in or Lien on the Collateral covered thereby;

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9.1.9Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $25,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.10Events Relating to Pension Plans and Multiemployer Plans. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any member of the ERISA Group under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $500,000, or (ii) any Loan Party or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of $500,000, or (iii) a Canadian Pension Termination Event occurs with respect to a Canadian Pension Plan which has resulted or reasonably could be expected to result in liability of a Loan Party in an aggregate amount in excess of $500,000; provided, however, that notwithstanding any other provisions of this Agreement, a withdrawal liability referenced in, and permitted by, Section 6.1.13(ii)(c) [ERISA Compliance] and the payment of the withdrawal liability imposed as a result of such withdrawal, in an amount not to exceed $10,000,000, shall not be considered an Event of Default under this Agreement;

9.1.11Change of Control. A Change of Control shall occur;

9.1.12Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature; or

9.1.13WebBank. WebBank fails to remain “well-capitalized” (as that term is defined by regulations promulgated by the Federal Deposit Insurance Corporation pursuant to Section 38 of the Federal Deposit Insurance Act) at any time.

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9.2Consequences of Event of Default.

9.2.1Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through 9.1.11 [Change of Control], or Section 9.1.13 [WebBank] shall occur and be continuing, the Lenders and Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders shall, (i) by written notice to the Borrowing Agent, terminate the Revolving Credit Commitments and declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind (other than the written notice to the Borrowing Agent referred to in this clause (i)), all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for the Letter of Credit Obligations; and

9.2.2Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, (i) the Revolving Credit Commitments shall immediately terminate, and the unpaid principal amount of all Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Administrative Agent may require the Borrowers to, and the Borrowers shall thereupon, Cash Collateralize the Obligations in an amount equal to at least the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.3Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owning to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section 9.2.3 [Set-off] are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

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9.2.4Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other Disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including reasonable attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including reasonable attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, as determined by Administrative Agent, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

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(v)Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4, (a) no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4, or (b) unless and until each iGo Entity is wholly owned, directly or indirectly, by Borrowing Agent and the iGo Entities are jointly and severally liable for all of the Obligations, proceeds received by Administrative Agent arising from any sale or other Disposition of the Collateral, or any part thereof, representing identifiable direct proceeds of assets of an iGo Entity, shall be applied to reduce the then outstanding iGo Obligations in accordance with, and in such order as provided in, this Section 9.2.4 before reducing any other Obligations.

10.       THE ADMINISTRATIVE AGENT

10.1Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any of its Subsidiaries or Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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10.3Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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10.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right in consultation with the Borrowers to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier date as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10.6 and Section 11.3 [Expenses; Indemnity; Damage; Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as the Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, Syndication Agents, or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrowers and Administrative Agent, as amended from time to time.

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10.10Authorization to Release Collateral and Guarantors. The Lenders (including in their capacity as counterparty to any Cash Management Agreement, Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product) and Issuing Lenders authorize the Administrative Agent (i) to release any Collateral (a) consisting of assets or Equity Interests sold or otherwise Disposed of in a Disposition permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions] to a Person that is not a Loan Party, (b) upon the payment in full of all Obligations, termination or expiration of all Commitments and termination or Cash Collateralization in accordance with the provisions of this Agreement of all Letters of Credit, (c) that constitutes Excluded Property (as such term is defined in the Security Agreement), or (d) if approved, authorized or ratified in writing in accordance with Section 11.1 [Modifications, Amendments or Waivers], and (ii) to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise Disposed of to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions] to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (viii) of the definition of “Permitted Liens.” Upon the written request of the Borrowers (accompanied by such certificates and other documentation as the Administrative Agent may reasonably request), the Administrative Agent, on behalf of the Lenders and without any consent or action by any Lender, shall at the sole cost and expense of the Loan Parties (a) provide the releases described in the preceding sentence and (b) release the Collateral upon Payment in Full hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement and other Loan Documents pursuant to this Section 10.10 [Authorization to Release Collateral and Guarantors].

10.11No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12Tax Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 10.12 [Tax Indemnification by the Lenders]. For the avoidance of doubt, the term “Lender” shall, for the purpose of this Section 10.12 [Tax Indemnification by the Lenders], include the Issuing Lender.

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11.       MISCELLANEOUS

11.1Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder (which waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties); provided that no such agreement, waiver or consent may be made which will:

11.1.1Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;

11.1.2Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Maturity Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender or any other amount payable to any Lender under this Agreement or the other Loan Documents, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender or any other amount payable to any Lender under this Agreement or the other Loan Documents, without the consent of each Lender directly affected thereby;

11.1.3Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or all or substantially all of the Guarantors (measured by value) from their Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4Miscellaneous. Amend the definition of “Optional Currency” or Section 2.12.2(ii) [Requests for Additional Optional Currencies], Section 5.2 [Pro Rata Treatment of Lenders], Section 9.2.4 [Application of Proceeds], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or amend the definition of Required Lenders, in each case without the consent of all of the Lenders;

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provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 [Increase of Commitment] through 11.1.4 [Miscellaneous] above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Without the consent of any other person, the applicable Loan Party or Parties and the Administrative Agent may (in its sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

11.2No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3Expenses; Indemnity; Damage; Waiver.

11.3.1Costs and Expenses. The Borrowers shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3 [Expenses; Indemnity; Damage; Waiver], or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the books, records and business properties of the Borrowers and their Subsidiaries.

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11.3.2Indemnification by the Loan Parties. The Loan Parties, on a joint and several basis, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Loan Parties or, any of them, under the Loan Documents, or (iv) any actual or alleged presence, Release or threatened Release of Regulated Substances on or from any facility currently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any other Environmental Liability related in any way to any Loan Party or any Subsidiary of any Loan Party; (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. This Section 11.3.2 [Indemnification by the Loan Parties] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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11.3.3Reimbursement by Lenders. To the extent that the Borrowers or any other Loan Party for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Loan Parties] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by the Loan Parties] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5Payments. All amounts due under this Section 11.3 [Expenses; Indemnity; Damage; Waiver] shall be payable not later than ten (10) days after demand therefor.

11.4Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5Notices; Effectiveness; Electronic Communication.

11.5.1Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder and Payment in Full. All covenants and agreements of any Loan Party contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage; Waiver], shall survive Payment in Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof until Payment in Full.

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11.8Successors and Assigns.

11.8.1Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (i)(A) of this Section 11.8.2 [Assignments by Lenders], the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Revolving Credit Loans outstanding thereunder) being assigned by the assigning Lender (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 in the aggregate, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

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(iii)Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A)the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment; or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)the consent of the Issuing Lender and the Swing Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Credit Commitments.

(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (which the Administrative Agent may waive in its sole discretion), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)No Assignment to the Borrowers. No such assignment shall be made to the Borrowers or any of them, or to any of their Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (a) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swing Loan Lender and each other Lender hereunder (and interest accrued thereon), and (b) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Rates Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage; Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [Rates Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) shall be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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11.8.5Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9Confidentiality.

11.9.1General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.9 [Confidentiality], to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section 11.9 [Confidentiality] or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties; provided that such source is not (to the recipient’s knowledge or the knowledge of any of its representatives) bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Borrowers or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 11.9 [Confidentiality] shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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11.9.2Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10Counterparts; Integration; Effectiveness.

11.10.1Counterparts; Integration; Effectiveness.

(i)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

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(ii)The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL [CHOICE OF LAW, ETC.].

11.11.1Governing Law. This Agreement shall be deemed to be a contract under, and shall be construed in accordance with, the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2SUBMISSION TO JURISDICTION. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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11.11.3WAIVER OF VENUE. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.11.2 [SUBMISSION TO JURISDICTION]. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

11.12USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13Reserved.

11.14Quebec Security Documents.

As part of its duties as the Administrative Agent hereunder, the Administrative Agent is hereby appointed and shall serve as the hypothecary representative for all present and future Secured Parties as contemplated by Article 2692 of the Civil Code of Québec for any hypothec granted by a Borrower or Guarantor as security for any Obligation. The constitution of the Administrative Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of an assignor’s rights and obligations under this Agreement by the execution of an assignment agreement, including an Assignment and Assumption Agreement or other agreement pursuant to which it becomes such assignee or participant, and by each successor Administrative Agent pursuant to which it becomes a successor Administrative Agent under this Agreement. For certainty, the Administrative Agent, acting as hypothecary representative, shall have the same rights, powers and immunities as the Administrative Agent as stipulated herein, including under this Section 11.14. Any resignation and appointment of a successor Administrative Agent pursuant to the provisions of this Section 11.14 shall apply mutatis mutandis to the Administrative Agent acting as hypothecary representative.

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12.       BORROWING AGENCY.

12.1Borrowing Agency Provisions.

(a)Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Administrative Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Administrative Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Administrative Agent and each Lender and holds Administrative Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Administrative Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Administrative Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Administrative Agent or any Lender with respect to this Section 12.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Administrative Agent or any Lender to any Borrower, failure of Administrative Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Administrative Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Administrative Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Administrative Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

139

(d)Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and the Obligations are Paid in Full.

12.2Acknowledgement and Consent to Bail-In of EEA Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

12.2.1the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

12.2.2the effects of any Bail-in Action on any such liability, including, if applicable:

12.2.1.1a reduction in full or in part or cancellation of any such liability;

12.2.1.2a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

12.2.1.3the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

140

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

US BORROWERS

SPH GROUP HOLDINGS LLC

By: Steel Partners Holdings GP Inc., its Manager

By:________________________

Name: Douglas B. Woodworth

Title: Chief Financial Officer

STEEL EXCEL INC.

By:________________________

Name: Douglas B. Woodworth

Title: Vice President & Chief Financial Officer

API AMERICAS INC.

By:________________________

Name: Scott Lewis

Title: Vice President of Finance & Administration

HANDY & HARMAN GROUP LTD.

By:________________________

Name: Douglas B. Woodworth

Title: Senior Vice President

UK BORROWER

CEDAR 2015 LIMITED

By:________________________

Name: Jack L. Howard

Title: Director

GUARANTORS

STEEL PARTNERS HOLDINGS L.P.

By: Steel Partners Holdings GP Inc., its General Partner

By:________________________

Name: Douglas B. Woodworth

Title: Chief Financial Officer

SPH GROUP LLC

By: Steel Partners Holdings GP Inc., its Managing Member

By:________________________

Name: Douglas B. Woodworth

Title: Chief Financial Officer

WEBFINANCIAL HOLDING LLC

By: WebFinancial Holding Corporation, its Managing Member

By:________________________

Name: Douglas B. Woodworth

Title: Chief Financial Officer

DGT HOLDINGS CORP.

STEEL SERVICES LTD.

WEBFINANCIAL HOLDING CORPORATION

By:________________________

Name: Douglas B. Woodworth

Title: Chief Financial Officer

WEBBANK HOLDING CORP.

By:________________________

Name: Jack L. Howard

Title: President

BAIRNCO, LLC

BASIN WELL LOGGING WIRELINE SERVICES INC.

BLACK HAWK ENERGY SERVICES LTD.

HANDY & HARMAN

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

HANDY & HARMAN INTERNATIONAL, LTD.

HANDY & HARMAN OF CANADA, LIMITED

HANDY & HARMAN TUBE COMPANY, INC.

HANDYTUBE CORPORATION

INDIANA TUBE CORPORATION

JPS COMPOSITE MATERIALS CORP.

JPS INDUSTRIES HOLDINGS LLC

KASCO, LLC

LUCAS-MILHAUPT, INC.

LUCAS-MILHAUPT WARWICK LLC

MEX HOLDINGS LLC

MTE CORPORATION

OMG, INC.

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

ROGUE PRESSURE SERVICES LTD.

SL DELAWARE HOLDINGS, INC.

SL INDUSTRIES, INC.

SL MONTEVIDEO TECHNOLOGY, INC.

SL POWER ELECTRONICS CORPORATION

SLMTI DS LLC

STEEL ENERGY SERVICES LTD.

SUN WELL SERVICE, INC.

WHX CS CORP.

By:________________________

Name: Douglas B. Woodworth

Title: Senior Vice President

BASEBALL HEAVEN INC.

STEEL SPORTS INC.

By:________________________

Name: Douglas B. Woodworth

Title: Vice President

API (USA) HOLDINGS LTD.

By:________________________

Name: Scott Lewis

Title: Secretary

ATLANTIC SERVICE COMPANY, LIMITED

By:________________________

Name: Douglas B. Woodworth

Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

By: _____________________________________

Name:

Title:

CITIZENS BANK, N.A., as a Lender

By: _____________________________________

Name:

Title:

SUNTRUST BANK, as a Lender

By: _____________________________________

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: _____________________________________

Name:

Title:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: _____________________________________

Name:

Title:

FIFTH THIRD BANK, as a Lender

By: _____________________________________

Name:

Title:

ROYAL BANK OF CANADA, as a Lender

By: _____________________________________

Name:

Title:

SANTANDER BANK, N.A., as a Lender

By: _____________________________________

Name:

Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: _____________________________________

Name:

Title:

TD BANK, N.A., as a Lender

By: _____________________________________

Name:

Title:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By: _____________________________________

Name:

Title:

SCHEDULE 1.1(A)

PRICING GRID --

VARIABLE PRICING AND FEES BASED ON ~~NET~~ LEVERAGE RATIO

Level	~~Net~~ Leverage Ratio	Commitment Fee	Revolving Credit Base Rate Applicable Margin / Term Loan Base Rate Applicable Margin	Revolving Credit Euro-Rate Applicable Margin / Term Loan Euro-Rate Applicable Margin
I	Less than or equal to 1.50 to 1.00	.175%	.25	1.25%
II	Greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00	.200%	.50	1.50%
III	Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.0	.225%	.75	1.75%
IV	Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	.250%	1.00	2.00%
V	Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	.275%	1.25	2.25%
VI	Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	.300%	1.50	2.50%
VII	Greater than 4.00 to 1.00	.350%	1.75	2.75%

For purposes of determining the Applicable Margin and the Applicable Commitment Fee Rate:

(a)The Applicable Margin and the Applicable Commitment Fee Rate on the Closing Date shall be at Level III and shall remain at Level III (or higher), until receipt of the quarterly financial statements and Compliance Certificate for fiscal period ending December 31, 2017, whereupon paragraph (b) will become applicable.

(b)The Applicable Margin and the Applicable Commitment Fee shall be recomputed as of the end of the fiscal quarter ending December 31, 2017 and for each fiscal quarter thereafter, based on the ~~Net~~ Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Commitment Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of the Borrowers]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of the Borrowers], then the rates in Level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the ~~Net~~ Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the ~~Net~~ Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default], The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

Annex B

EXHIBIT 8.3.3

FORM OF
COMPLIANCE CERTIFICATE

This certificate is delivered to PNC Bank, National Association (“PNC”) pursuant to Section 8.3.3 of that certain Credit Agreement dated as of November 14, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Handy & Harman Group Ltd., a Delaware corporation, SPH Group Holdings LLC, a Delaware limited liability company, Steel Excel Inc., a Delaware corporation, API Americas Inc., a Delaware corporation, and iGo, Inc., a Delaware corporation (collectively, the “US Borrowers”), Cedar 2015 Limited, a private limited company organized under the laws of England and Wales (“UK Borrower” and together with the US Borrowers, collectively, the “Borrowers”), the Guarantors from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders”), and PNC, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, _____________________, in his capacity as an Authorized Officer of SPH Group Holdings LLC, a Delaware limited liability company (“Borrowing Agent”), does hereby certify as of the fiscal [quarter / year] ended _________________, 20___ (the “Report Date”), as follows:

1.	Maximum Leverage Ratio [Section 8.2.16]. The Leverage Ratio for the fiscal quarter ended [_____________] was __ to 1.00 [Required – for the fiscal quarter ending _____, 20__ not in excess of ____ to 1.00; provided, however, that notwithstanding the foregoing, following a Material Acquisition, calculated as of the end of each of the four (4) fiscal quarters immediately following such Material Acquisition (which, for the avoidance of doubt, shall commence with the fiscal quarter in which such Material Acquisition is consummated), not in excess of 4.50 to 1.00];

2.	Minimum Interest Coverage Ratio [Section 8.2.18]. The Interest Coverage Ratio for the fiscal quarter ended [_____________] was __ to 1.00 [Required – commencing with the fiscal quarter ending December 31, 2017, not less than 3.50 to 1.00];

3.	Representations, Warranties and Covenants. The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof, and each of the Borrower and the other Loan Parties has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents; and

4.	Event of Default or Potential Default. No Event of Default or Potential Default has occurred and is continuing or exists as of the date hereof.

5.	iGo Loans: [_____________]

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.

SPH GROUP HOLDINGS LLC, as Borrowing Agent on behalf of the Borrowers By: Steel Partners Holdings GP Inc., its Manager By:_________________________________ Name: Title:

Annex C

(See Attached)

EXHIBIT 2.11

FORM OF

LENDER JOINDER AND ASSUMPTION AGREEMENT

This Lender Joinder and Assumption Agreement (the “Joinder”) is made as of ____________, 20__ (the “Effective Date”) by ____________________________, (the “New Commitment Provider”).

Background

Reference is hereby made to the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of November 14, 2017, by and among Handy & Harman Group Ltd., a Delaware corporation, SPH Group Holdings LLC, a Delaware limited liability company, Steel Excel Inc., a Delaware corporation, API Americas Inc., a Delaware corporation and iGo, Inc., a Delaware corporation (collectively, the “US Borrowers”), Cedar 2015 Limited, a private limited company organized under the laws of England and Wales (“UK Borrower” and together with the US Borrowers, collectively, the “Borrowers”), each of the Guarantors party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders’ permitting the New Commitment Provider to become a Lender under the Credit Agreement, the New Commitment Provider agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Commitment Provider remains a party to the Agreement, such New Commitment Provider shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. The New Commitment Provider hereby acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date and the executed original of its Note dated the Effective Date issued by the Borrowers under the Credit Agreement in the face amount of $_____________.

The Commitments and Ratable Shares of the New Commitment Provider and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto. Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche. Notwithstanding the foregoing on the date hereof, the Borrowers shall repay all outstanding Loans to which either the Base Rate Option or the Euro-Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Commitment Provider) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 4.5.2 [Indemnity].

The New Commitment Provider is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) share ratably in all Loans subject to the Base Rate Option borrowed by the Borrowers on and after the Effective Date; and (B) participate in all new Loans subject to the Euro-Rate Option borrowed by the Borrowers on and after the Effective Date according to its Ratable Share.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Commitment Provider has duly executed and delivered this Joinder as of the Effective Date.

[NEW COMMITMENT PROVIDER]

By:______________________________________

Name:____________________________________

Title:_____________________________________

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:______________________________________

Name:

Title:

BORROWERS:	US BORROWERS

SPH GROUP HOLDINGS LLC

By: Steel Partners Holdings GP Inc., its Manager

By:________________________

Name:

Title:

STEEL EXCEL INC.

By:________________________

Name:

Title:

API AMERICAS INC.

By:________________________

Name:

Title:

HANDY & HARMAN GROUP LTD.

By:________________________

Name:

Title:

IGO, INC.

By:________________________

Name:

Title:

UK BORROWER:	CEDAR 2015 LIMITED

By:________________________

Name:

Title:

Annex D

(See Attached)

Exhibit 1.1(N)(3)

FORM OF TERM LOAN NOTE

$___________	[___________], 20[__]

FOR VALUE RECEIVED, the undersigned, HANDY & HARMAN GROUP LTD., a Delaware corporation, SPH GROUP HOLDINGS LLC, a Delaware limited liability company, STEEL EXCEL INC., a Delaware corporation, and API AMERICAS INC., a Delaware corporation (collectively, the “Term Borrowers” and each individually, a “Term Borrower”), jointly and severally hereby promises to pay to the order of [_____________________] (or its registered assigns) (the “Lender”), the principal sum of [_____________ ($___________)], or such lesser sum which then represents the Lender’s Term Loan Commitment of the aggregate unpaid principal amount of the Term Loan in installments as set forth in that certain Credit Agreement, dated as of November 14, 2017, among the Term Borrowers, the other Borrowers now or hereafter party thereto, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), each of which installments of principal shall be due and payable in accordance with the terms of the Credit Agreement, together with interest on the principal amount remaining unpaid from time to time from the date hereof until this Term Loan Note is fully paid, at the rate or rates from time to time in effect under the Credit Agreement, provided, however, that the entire unpaid principal balance of this Term Loan Note shall be due and payable in full on the Maturity Date, or earlier as provided in the Credit Agreement

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Term Borrowers shall pay interest on the entire principal amount of the Term Loan evidenced by this Term Loan Note (“Note”) and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature in lawful money of the United States of America, or the applicable Optional Currency, and in immediately available funds, in accordance with the terms of the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Term Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement and waive set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.

This Note shall bind each Term Borrower and their respective successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Term Borrower” and the “Lender” shall be deemed to apply to the Term Borrowers and the Lenders, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitutes a sealed instrument.

TERM BORROWERS

SPH GROUP HOLDINGS LLC

By: Steel Partners Holdings GP Inc., its Manager

By:________________________

Name: Douglas B. Woodworth

Title: Chief Financial Officer

STEEL EXCEL INC.

By:________________________

Name: Douglas B. Woodworth

Title: Vice President & Chief Financial Officer

API AMERICAS INC.

By:________________________

Name: Douglas B. Woodworth

Title: Authorized Signatory

HANDY & HARMAN GROUP LTD.

By:________________________

Name: Douglas B. Woodworth

Title: Senior Vice President